Exhibit (h)(4)

TRANSFER AGENCY AND SERVICE AGREEMENT

AGREEMENT made as of the day of March 28, 2008 by and between the POWERSHARES ACTIVELY MANAGED EXCHANGE-TRADED FUND TRUST, a Delaware statutory trust, having its principal office and place of business at 301 West Roosevelt Road, Wheaton, IL 60187 (the “Trust”), and THE BANK OF NEW YORK, a New York banking company having its principal office and place of business at One Wall Street, New York, New York 10286 (the “Bank”).

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust and designated agents will issue for purchase and redeem shares of funds of the Trust from time to time (each a “Fund” and together, “Funds”) only in aggregations of shares known as “Creation Units” (each a “Creation Unit”) principally in kind (see Exhibit D for the Schedule of Funds, which may be amended from time to time);

WHEREAS, The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York (“DTC”), or its nominee (Cede & Co.), will be the initial record or registered owner (the “Shareholder”) of all shares;

WHEREAS, the Trust on behalf of the Funds desires to appoint the Bank as its transfer agent, dividend disbursing agent, and agent in connection with certain other activities, and the Bank desires to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.                                       Terms of Appointment; Duties of the Bank

1.1           Subject to the terms and conditions set forth in this Agreement, the Trust, on behalf of the Funds, hereby employs and appoints the Bank to act as, and the Bank agrees to act as its transfer agent for the authorized and issued shares of beneficial interest, no par value per share of the Funds (“Shares”), and as the Trust’s dividend disbursing agent.

1.2           The Bank agrees that it will perform the following services:

(a)           In accordance with the terms and conditions of the form of Participant Agreement, attached hereto as Exhibit A, the Bank shall:

(i)            Perform and facilitate the performance of purchases and redemption of Creation Units;

(ii)           Prepare and transmit by means of DTC’s book-entry system payments for dividends and distributions declared by the Trust on behalf of the applicable Fund;

(iii)          Maintain the record of the name and address of the Shareholder and the number of Shares issued by the Trust and held by the Shareholder;

(iv)          Record the issuance of Shares of the Trust and maintain a record of the total number of Shares of the Funds outstanding. The Bank shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust;

(v)           Prepare and transmit to the Trust and the Administrator and to any applicable securities exchange (as specified to the Bank by the Administrator or by the Trust) information with respect to purchases and redemptions of Shares;

(vi)          On days that the Trust may accept orders for purchases or redemptions, calculate and transmit to the Bank and the Trust’s administrator the number of outstanding Shares for each Fund;

(vii)         On days that the Trust may accept orders for purchases or redemptions (pursuant to the Participant Agreement), transmit to the Bank, the Trust and DTC the amount of Shares purchased on such day;

(viii)        Confirm to DTC the number of Shares issued to the Shareholder, as DTC may reasonably request;

(ix)           Prepare and deliver other reports, information and documents to DTC as DTC may reasonably request;

(x)            Extend the voting rights to the Shareholder and/or beneficial owners of Shares in accordance with the policies and procedures of DTC for book-entry only securities;

(xi)           Maintain those books and records of the Trust specified by the Trust in Schedule A attached hereto;

(xii)          Prepare a monthly report of all purchases and redemptions during such month on a gross transaction basis. The monthly report shall show the counterpart and amount of each purchase on a daily basis net number of shares either redeemed or created for such Business Day}

(xiii)         Receive from the Distributor (as defined in the Participant Agreement) purchase orders from Authorized Participants (as defined in the Participant Agreement) for Creation Unit aggregations of Shares received in good form and accepted by or on behalf of the Trust by the Distributor, transmit appropriate trade instructions to the National Securities Clearance Corporation, if applicable, and pursuant to such orders issue the appropriate number of Shares of the applicable fund and hold such Shares in the account of the Shareholder for each of the respective Funds of the Trust;

(xiv)        Receive from the Authorized Participants (as defined in the Participant Agreement) redemption requests, deliver the appropriate documentation thereof to The Bank of New York as custodian for the Trust, generate and transmit or cause to be generated and transmitted confirmation of receipt of such redemption requests to the Authorized Participants submitting the same; transmit appropriate trade instructions to the National Securities clearance corporation, if applicable, and redeem the appropriate number of Creation Unit Aggregations of Shares held in the account of the Shareholder; and

(b)           In addition to and neither in lieu nor in contravention of the services set forth in the above paragraph (a), the Bank shall: perform the customary services of a transfer agent and dividend disbursing agent including but not limited to: maintaining the account of the Shareholder, obtaining a list of DTC participants holding interests in the Global Certificate at the request of the Trust, mailing proxy materials, shareholder reports and prospectuses to the Shareholder or DTC participants or beneficial owners of Shares at the request of the Trust and those services set forth on Schedule A attached hereto.

(c)           The following shall be delivered to DTC for delivery to beneficial owners in accordance with the procedures for book-entry only securities of DTC:

(i)            Annual and semi-annual reports of the Trust;

(ii)           Proxies, proxy statements and other proxy soliciting materials;

(iii)          Prospectus and amendments and supplements to the Prospectus, including stickers; and

(iv)          Other communications as may be required by law or reasonably requested by the Trust.

(d)           If the Shares are represented by individual Certificates, the Bank shall perform the services agreed to in writing by the Bank and the Trust.

(e)           The Bank shall provide additional services (if any) on behalf of the Trust (i.e., escheatment services) which may be agreed upon in writing between the Trust and the Bank.

(f)            The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Trust and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Trust on and in accordance with its request.

2.                                       Fees and Expenses

2.1           The Bank shall receive from the Trust such compensation for the Transfer Agent’s services provided pursuant to this Agreement as may be agreed to from time to time in a written Fee Schedule approved by the parties. The Fee Schedule is attached hereto as Exhibit C. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

2.2           In addition to the fee paid under Section 2.1 above, the Trust agrees to reimburse the Bank for out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage, or advances incurred by the Bank for the items set out in the fee schedule attached hereto or relating to dividend distributions and reports (whereas all expenses related to creations and redemptions of Fund securities shall be borne by the relevant authorized participant in such creations and redemptions). In addition, any other expenses incurred by the Bank at the request or with the consent of the Trust, will be reimbursed by the Trust on behalf of the applicable Fund.

2.3           The Trust agrees to pay all fees and reimbursable expenses within ten business days following the receipt of the respective billing notice accompanied by supporting documentation, as appropriate. Postage for mailing of dividends, proxies, Trust reports and other mailings to all shareholder accounts shall be advanced to the Bank by the Trust at least seven (7) days prior to the mailing date of such materials.

3.                                       Representations and Warranties of the Bank

3.1           The Bank represents and warrants to the Trust that:

(a)           It is a banking company duly organized and existing and in good standing under the laws of the State of New York.

(b)           It is duly qualified to carry on its business in the State of New York.

(c)           It is empowered under applicable laws and by its Charter and By-Laws to act as transfer agent and dividend disbursing agent and to enter into and perform this Agreement.

(d)           All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

(e)           It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

4.                                       Representations and Warranties of the Trust

4.1           The Trust represents and warrants to the Bank that:

(a)           It is a business trust duly organized and existing and in good standing under the laws of Massachusetts.

(b)           It is empowered under applicable laws and by its Agreement and Declaration of Trust and By-Laws to enter into and perform this Agreement.

(c)           All corporate proceedings required by said Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

(d)           It is an open-end management investment company registered under the Investment Company Act of 1940, as amended.

(e)           A registration statement under the Securities Act of 1933, as amended, on behalf of each of the Funds is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Trust being offered for sale.

5.                                       Anti-Money Laundering

5.1           The Bank shall provide the “Anti-Money Laundering Services” described in Schedule I attached hereto subject to the terms and conditions of this Agreement and the following additional terms and conditions:

(a)           The Bank shall utilize systems and/or software designed, and databases provided, by certain third parties, and shall not be liable for any loss, damage or expense that occur as a result of the failure of any such systems, software, and/or databases.

(b)           The Bank does not warrant that (x) its performance of the Anti-Money Laundering Services will achieve any particular intended result, that its performance will satisfy any legal obligations of the Fund, (y) that its performance will be uninterrupted, or (z) that it will detect all possible instances of money laundering or transactions involving money laundering or other unlawful activities. EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE BANK MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE.

(c)           The Bank shall assume the authenticity and accuracy of any document provided by a Shareholder or potential Shareholder without verification unless in the sole discretion of the Bank the same on its face appears not to be genuine.

(d)           The Bank shall provide prompt notice to the Fund of any potential Shareholder with respect to whom the Bank has anti-money laundering concerns based on the result of its Anti-Money Laundering Services.

(e)           In the event of any failure by the Bank to provide any of the Anti-Money Laundering Services in accordance with its standard of care and not otherwise, the Bank’s liability shall be limited to the lesser of (x) the actual direct money damages suffered by the Fund as a direct result of such failure and (y) the amounts paid by the Fund under this Agreement for the providing of such services. Any action brought against the Bank for claims hereunder must be brought within one year following the date on which such claim accrues.

(f)            The Bank is providing the Anti-Money Laundering Services based on the following representations, warranties and covenants of the Fund, each of which shall be deemed continued and repeated on each day on which the Bank provides such services: (x) the Anti-Money Laundering Services together with the activities of the Fund in accordance with its internal policies, procedures and anti-money laundering controls shall together satisfy all the requirements of the laws with respect to money laundering applicable to the Fund; (y) the Fund shall provide each Participant Agreement to the Bank a reasonable time before accepting any initial payment from a Shareholder or potential Shareholder and shall not accept any such payment unless and until the Bank shall have completed its providing of the Anti-Money Laundering Services; and (z) the Fund shall instruct the Bank not to accept any payment on behalf of the Fund from a Shareholder or potential Shareholder or pay on behalf of the Fund any redemption or repurchase proceeds to a Shareholder or potential Shareholder if the Fund determines that such acceptance or payment would violate any money laundering laws applicable to the Fund.

6.                                       Indemnification

6.1           The Bank shall not be responsible for, and the Trust shall indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability (“Losses”) arising out of or attributable to:

(a)           All actions of the Bank or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken without negligence, or willful misconduct.

(b)           The Trust’s negligence or willful misconduct.

(c)           The breach of any representation or warranty of the Trust hereunder.

(d)           The conclusive reliance on or use by the Bank or its agents or subcontractors of information, records, documents or services which (i) are received by the Bank or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust including but not limited to any previous transfer agent or registrar.

(e)           The conclusive reliance on, or the carrying out by the Bank or its agents or subcontractors of any instructions or requests of the Trust on behalf of the Trust.

(f)            The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

6.2           At any time the Bank may apply to any officer of the Trust for instructions, and may consult with the Trust legal counsel with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by the Trust for any action taken or omitted by it in reliance upon such instructions or upon the advice or opinion of Trust counsel and shall promptly advise the Trust of such advice or opinion (except for actions or omissions by Bank taken with negligence or willful misconduct). The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Trust, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust.

6.3           The Trust shall not be responsible for, and the Bank shall liable for and shall indemnify the Trust against direct money damages arising out of or attributable to:

(a)           The Bank’s own negligence or willful misconduct.

(b)           The breach of any representation or warranty of the Bank hereunder.

7.                                       Standard of Care

7.1           The Bank shall have no responsibility and shall not be liable for any loss or damage unless such loss or damage is caused by its own negligence or willful misconduct or that of its employees, or its breach of any of its representations. In no event shall the Bank be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.

8.                                       Concerning the Bank

8.1           Bank may enter into subcontracts, agreements and understandings with any BNY affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall discharge Bank from its obligations hereunder.

8.2           Bank shall be entitled to conclusively rely upon any written or oral instruction actually received by Bank and reasonably believed by Bank to be duly authorized and delivered. Trust agrees to forward to Bank written instructions confirming oral instructions by the close of business of the same day that such oral instructions are given to Bank. Trust agrees that the fact that such confirming written instructions are not received or that contrary written instructions are received by Bank shall in no way affect the validity or enforceability of transactions authorized by such oral instructions and effected by Bank. If Trust elects to transmit written instructions through an on-line communication system offered by Bank, Trust’s use thereof shall be subject to the terms and conditions attached hereto as Appendix A.

8.3           Bank shall establish and maintain a disaster recovery plan and back-up system at all times satisfying the requirements of all applicable law, rules, and regulations and which is reasonable under the circumstances (the “Disaster Recovery Plan and Back-Up System”). Bank shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control which are not a result of its negligence, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, transportation, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation, provided that the Bank has established and is maintaining the Disaster Recovery Plan and Back-Up System, or if not, that such delay or failure would have occurred even if Bank had established and was maintaining the Disaster Recovery Plan and Back-Up System. Upon the occurrence of any such delay or failure Bank shall use commercially reasonable best efforts to resume performance as soon as practicable under the circumstances.

8.4           Bank shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Bank in connection with this Agreement.

8.5           At any time the Bank may apply to an officer of the Trust written instructions with respect to any matter arising in connection with the Bank’s duties and obligations under this Agreement, and the Bank shall not be liable for any action taken or omitted to be taken by the Bank in good faith in accordance with such instructions. Such application by the Bank for instructions from an officer of the Trust may, at the option of the Bank, set forth in writing any action proposed to be taken or omitted to be taken by the Bank with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and the Bank shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, the Bank has received written instructions in response to such application specifying the action to be taken or omitted. The Bank may consult with counsel to the Trust and shall be fully protected with respect to anything done or omitted by it in good faith in accordance with the advice or opinion of such counsel.

8.6           Notwithstanding any provisions of this Agreement to the contrary, the Bank shall be under no duty or obligation to inquire into, and shall not be liable for:

(a)           The legality of the issue, sale or transfer of any Shares, the sufficiency of the amount to be received in connection therewith, or the authority of the Trust to request such issuance, sale or transfer;

(b)           The legality of the purchase of any Shares, the sufficiency of the amount to be paid in connection therewith, or the authority of the Trust to request such purchase;

(c)           The legality of the declaration of any dividend by the Trust, or the legality of the issue of any Shares in payment of any stock dividend; or

(d)           The legality of any recapitalization or readjustment of the Shares.

9.                                       Covenants of the Trust and the Bank

9.1           The Trust shall promptly furnish to the Bank the following:

(a)           A certified copy of the resolution of the Board of Trustees of the Trust authorizing the appointment of the Bank and the execution and delivery of this Agreement.

(b)           A copy of the Declaration of Trust and By-Laws of the Trust and all amendments thereto.

9.2           Shares will be transferred upon presentation to the Bank of Shares to its electronic account at DTC, accompanied by such documents as the Bank deems necessary to evidence the authority of the person making such transfer, and bearing satisfactory evidence of the payment of applicable stock transfer taxes, if any. In the case of small estates where no administration is contemplated, the Bank may, when furnished with an appropriate surety bond, and without further approval of the Trust, transfer Shares registered in the name of the decedent where the current market value of the Shares being transferred does not exceed such amount as may from time to time be prescribed by the various states. The Bank reserves the right to refuse to transfer Shares until it is satisfied that the endorsements on documents submitted to it are valid and genuine, and for that purpose it may require, unless otherwise instructed by an Officer of the Trust, a guaranty of signature by an “eligible guarantor institution” meeting the requirements of the Bank, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Bank in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended. The Bank also reserves the right to refuse to transfer Shares until it is satisfied that the requested transfer is legally authorized, and it shall incur no liability for the refusal in good faith to make transfers which the Bank, in its judgment, deems improper or unauthorized, or until it is satisfied that there is no basis to any claims adverse to such transfer. The Bank may, in effecting transfers of Shares, rely upon those provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as the same may be amended from time to time, applicable to the transfer of securities, and the Trust shall indemnify the Bank for any act done or omitted by it in good faith in reliance upon such laws.

9.3           The Bank assumes no responsibility with respect to:

(a)           the transfer of restricted securities where counsel for the Trust advises that such transfer may be properly effected.

(b)           the authorization of the Fund to issue additional Shares of the Fund; and

(c)           obtaining an order or consent of each governmental or regulatory authority required by law as a prerequisite to the issuance or reduction Fund Shares, as the case may be.

The Bank agrees that all records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Trust and will be preserved, maintained and made available upon reasonable request, and will be surrendered promptly to the Trust on and in accordance with its request.

9.4           In case of any requests or demands for the inspection of the Shareholder records of the Trust, the Bank will endeavor to notify the Trust and to secure instructions from an authorized officer of the Trust as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

9.5           Bank shall file such appropriate information returns concerning the payment and composition of dividends and capital gain distributions and tax withholding with the proper Federal, State and local authorities as are required by law to be filed by the Trust and shall withhold such sums as are required to be withheld by applicable law.

9.6           Each party shall keep confidential any information relating to the other party’s business (“Confidential Information”). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Trust or Bank and their respective subsidiaries and affiliated companies; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Trust or Bank a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be Confidential Information and shall not be subject to such confidentiality obligations if: (a) it is necessary for Bank to release such information in connection with the provision of services under this Agreement; (b) it is already known to the receiving party at the time it is obtained; (c) it is or becomes publicly known or available through no wrongful act of the receiving party; (d) it is rightfully received from a third party who, to the best of the receiving party’s knowledge, is not under a duty of confidentiality; (e) it is released by the protected party to a third party without restriction; (f) it is requested or required to be disclosed by the receiving party pursuant to a court order, subpoena, governmental or regulatory agency request or law (provided the receiving party will provide the other party written notice of the same, to the extent such notice is permitted); (g) it is relevant to the defense of any claim or cause of action asserted against the receiving party; (h) it has been or is independently developed or obtained by the receiving party; or (i) it is necessary for Bank to release such information to the Bank’s internal or external accountants or legal counsel who are subject to a duty of confidentiality. Bank acknowledges and agrees that in connection with its services under this Agreement it receives non-public confidential portfolio holdings information (“Portfolio Information”) with respect to the Trust.

9.7           Bank agrees that, subject to the foregoing provisions of and the exceptions set forth in this Section 9.6 (other than the exception set forth above in this Section 9.7 as sub-item (a), which exception set forth in sub-item (a) shall not be applicable to the Trust’s Portfolio Information), Bank will keep confidential the Trust’s Portfolio Information and will not disclose the Trust’s Portfolio Information other than pursuant to a written instruction from the Trust; provided that without the need for such a written instruction and notwithstanding any other provision of this Section 9.6 to the contrary, the Trust’s Portfolio Information may be disclosed to third party pricing services which are engaged by Bank in connection with the provision of services under this Agreement and which shall be subject to a duty of confidentiality with respect to such Portfolio Information.

10.                                 Termination of Agreement

10.1         The term of this Agreement shall be one year commencing upon the date hereof (the “Initial Term”) and shall automatically renew for additional one year terms unless either party provides written notice of termination at least ninety (90) days prior to the end of any one year term or, unless earlier terminated as provided below:

(a)           Either party hereto may terminate this Agreement prior to the expiration of the Initial Term in the event the other party breaches any material provision of this Agreement, including, without limitation in the case of the Trust, its obligations under Section 2.1, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within 90 days of receipt of such notice.

(b)           The Fund may terminate this Agreement prior to the expiration of the Initial Term upon ninety (90) days’ prior written notice in the event that the Board of the Trust votes to liquidate the Trust and terminate its registration with the Securities and Exchange Commission other than in connection with a merger or acquisition of the Trust or the Trust’s investment adviser.

10.2         Should the Trust exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Trust. Additionally, the Bank reserves the right to charge for any other reasonable expenses associated with such termination.

10.3         The terms of Article 2 and Article 6 shall survive the termination of this Agreement.

11.                                 Additional Funds

11.1         In the event that the Trust establishes one or more additional Funds with respect to which it desires to have the Bank render services as transfer agent under the terms hereof, it shall so notify the Bank in writing, and if the Bank agrees in writing to provide such services, such additional issuance shall become Shares hereunder and Exhibit D shall be appropriately amended.

12.                                 Assignment

12.1         Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

12.2         This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

13.                                 Severability and Beneficiaries

13.1         In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

14.                                 Amendment

14.1         This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Trustees of the Trust.

15.                                 New York Law to Apply

15.1         This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. Trust and Bank hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. Trust hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. Trust and Bank each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

16.                                 Merger of Agreement

16.1         This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

17.           Limitations of Liability of the Trustees and Shareholders

17.1         It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust, personally, but shall bind only the trust property of the Trust, as provided in its Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.

18.                                 Counterparts

18.1         This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

POWERSHARES ACTIVELY MANAGED EXCHANGE-TRADED FUND TRUST

By:	/s/ Bruce T. Duncan
Name: Bruce T. Duncan
Title: Treasurer

THE BANK OF NEW YORK

By:	/s/ Andrew Pfeifer
Name: Andrew Pfeifer
Title: Vice President

SCHEDULE A

BOOKS AND RECORDS TO BE MAINTAINED BY BANK

Source Documents requesting Creations and Redemptions

Correspondence/AP Inquiries

Reconciliations, bank statements, copies of canceled checks, cash proofs

Daily/Monthly reconciliation of outstanding units between the Trust and DTC

Net Asset Computation Documentation

Dividend Records

Year-end Statements and Tax Forms

 PARTICIPANT AGREEMENT

EQUITY FUNDS

PowerShares Actively Managed Exchange-Traded Fund Trust

This Participant Agreement (this “Agreement”) is entered into between INVESCO AIM DISTRIBUTORS, INC. (the “Distributor”),[                                                      ] (the “Participant”), and THE BANK OF NEW YORK (the “Transfer Agent”), and is subject to acceptance by POWERSHARES ACTIVELY MANAGED EXCHANGE-TRADED FUND TRUST (the “Trust”). The Transfer Agent serves as the transfer agent of the Trust and is an index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”). The Distributor, the Transfer Agent and the Participant acknowledge and agree that the Trust shall be a third-party beneficiary of the Agreement and shall receive the benefits contemplated by the Agreement to the extent specified herein. The Distributor has been retained to provide certain services with respect to acting as principal underwriter of the Trust in connection with the creation and distribution of shares of beneficial interest par value 0.01 per share (“Shares” or “Trust Shares”) of the Series of the Trust (each a “Fund”). As specified in the Trust’s Prospectus and Statement of Additional Information incorporated therein (together, the “Prospectus”) included as part of its Registration Statement as amended on Form N-IA. As set forth in the Prospectus, Trust Shares may be created or redeemed only in aggregations of 50,000 shares, referred to therein and herein as a “Creation Unit”. Capitalized terms not otherwise defined herein are used herein as defined in the Trust’s Prospectus.

This Agreement is intended to set forth certain premises and the procedures by which the Participant may create and/or redeem Creation Units (i) through the Continuous Net Settlement (“CNS”) clearing processes of NSCC as such processes have been enhanced to effect creations and redemptions of Creation Units, such processes being referred to herein as the “Trust’s Clearing Process”, or (ii) outside the Trust’s Clearing Process (i.e., through the facilities of the Depository Trust Company (“DTC”)). The parties hereto in consideration of the premises and of the agreements contained herein agree as follows:

1              STATUS OF PARTICIPANT. The Participant hereby represents, covenants and warrants that (i) with respect to orders for the creation or redemption of Creation Units by means of the Trust’s Clearing Process, it is a member of NSCC and a participant in the CNS System of NSCC (as defined in the Trust’s Prospectus, a “Participating Party”); and (ii) with respect to orders for the creation or redemption of Creation Units outside the Trust’s Clearing Process, it is a DTC Participant (as defined in the Trust’s Prospectus, a “DTC Participant”). The Participant may place orders for the creation or redemption of Creation Units either through the Trust’s Clearing Process or outside the Trust’s Clearing Process, subject to the procedures for creation and redemption referred to in paragraphs 2 and 3 of this Agreement and the procedures described in Attachment A hereto. Any change in the foregoing status of the Participant shall terminate this Agreement, and the Participant shall give prompt notice to the Distributor and the Transfer Agent of such change.

The Participant further represents that it is a broker-dealer registered with the Securities and Exchange Commission (“SEC”) and a member of Financial Industry Regulatory Authority (“FINRA”) or is exempt from or otherwise not required to be licensed as a broker-dealer or a member of FINRA. The Participant is registered and/or licensed to act as a broker or dealer, or is otherwise exempt, as required according to all applicable laws of the state(s) in which the Participant conducts its activities as defined hereunder. The Participant is a qualified institutional buyer as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “1933 Act”). The Participant agrees to conform to the FINRA Conduct Rules (if it is a member of FINRA) and the securities laws of any jurisdiction to the extent such laws, rules and regulations relate to the Participant’s transactions in, and activities with respect to the Trust Shares.

2.             EXECUTION OF ORDERS. All orders for the creation or redemption of Creation Units shall be handled in accordance with the terms of the Trust’s Prospectus, and the procedures described in Attachment A to this Agreement. In the event the procedures include the use of recorded telephone lines, the Participant hereby consents to such use. (In the event that the Distributor voluntarily discloses or becomes legally compelled to disclose to any third party any recording involving communications between the Distributor and the Participant, the Distributor agrees to provide the Participant with reasonable notice so that the Participant may seek a protective order or other appropriate remedy or waive its right to do so. In the event that such protective order or other remedy is not obtained, or the Participant waives its right to seek such protective order or remedy, the Distributor agrees to furnish only that portion of the recorded conversation that according to legal counsel is legally required and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the recorded conversation, provided that the Distributor shall not be required to incur any expenses in obtaining such treatment without reimbursement by the Participant). The Trust reserves the right to issue additional or other procedures relating to the manner of creating or redeeming Creation Units, and the Participant, the Distributor and the Transfer Agent agree to comply with such procedures as may be issued from time to time, upon reasonable notice thereof.

3.             NSCC. Solely with respect to orders for the creation or redemption of Creation Units through the Trust’s Clearing Process, the Participant as a Participating Party hereby authorizes the Transfer Agent to transmit to NSCC on behalf of the Participant such instructions, including share and cash amounts as are necessary with respect to the creation and redemption of Creation Units consistent with the instructions issued by the Participant to the Trust telephone representative identified in Attachment A hereto (the “Trust Representative”). The Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent and reported to NSCC as though such instructions were issued by the Participant directly to NSCC; provided, however, that Participant shall not be bound or held liable for, and shall be indemnified and held harmless by the Transfer Agent from and against any loss, liability, cost and expense (including reasonable attorneys’ fees) incurred by Participant as a result of, communication errors occurring between the Transfer Agent and NSCC to the extent that such instructions between the Transfer Agent and NSCC do not accurately reflect the instructions communicated by the Participant to the Transfer Agent.

With respect to any order for the creation or redemption of Creation Units, the Participant acknowledges and agrees on behalf of itself and any party for which it is acting (regardless of its capacity) to return to the Trust any dividend, distribution or other corporate action that is erroneously paid or credited to the Participant or to the party for which it is acting in respect of any Deposit Security that is transferred between the parties that, based on the valuation of such Deposit Security at the time of transfer, according to industry custom, should have been paid to the Fund. With respect to any orders for the creation or redemption of Creation Units, the Participant also acknowledges and agrees on behalf of itself and any party for which it is acting (regardless of its capacity) that the Transfer Agent is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting by an amount equal to any dividend, distribution or other corporate action that erroneously is scheduled to be paid or credited or has been paid or credited to the Participant or to the party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, according to industry custom, should be paid to the Fund. With respect to any order for the creation or redemption of Creation Units, the Trust acknowledges and agrees to return to the Participant or any party for which it is acting any dividend, distribution or other corporate action that is erroneously paid or credited to the Fund in respect of any Deposit Security that is transferred between the parties that, based on the valuation of such Deposit Security at the time of transfer, according to industry custom, should have been paid to the Participant or any party for which it is acting.

4.             DEPOSIT SECURITIES, The Participant understands that the number and names of the designated portfolio of Deposit Securities and relevant cash amounts to be included in the current Portfolio Deposit for each Fund will be made available each day that the New York Stock Exchange (the “NYSE”) is open for trading through the facilities of the NSCC. The Participant will not be responsible for errors in the information relating to the Deposit Securities to be included in the current Portfolio Deposit to be transmitted through the facilities of the NSCC in connection with purchase or redemption transactions that are caused by the Trust or the Transfer Agent.

5.             ROLE OF PARTICIPANT. The Participant acknowledges and agrees that for all purposes of this Agreement, the Participant will be deemed to be an independent contractor and shall have no authority in any matter or in any respect to act as agent of the Distributor, the Transfer Agent or the Trust.

(a)           In executing this Agreement, the Participant agrees in connection with any purchase or redemption transactions in which it acts for a customer or for any other DTC Participant or indirect participant, or any other beneficial owner of Trust Shares (each a “Beneficial Owner”), that it shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

(b)           The Participant agrees (i) subject to any privacy obligations or other obligations arising under the federal or state securities laws it may have to it customers, to assist the Distributor in ascertaining certain information regarding sales of Trust Shares made by or through Participant upon the request of the Trust or the Distributor necessary for the Funds to comply with their obligations to distribute information to its shareholders as may be required from time to time under applicable state or federal securities laws, or (ii) in lieu thereof, and at the option of the Participant, the Participant may undertake to deliver prospectuses, as may be amended or supplemented from time to time, proxy material, annual and other reports of the Funds or other similar information that the Funds are obligated to deliver to their shareholders to the Participant’s customers that custody Shares with the Participant, after receipt from the Funds or the Distributor of sufficient quantities to allow mailing thereof to such customers. None of the Distributor, the Trust or any of their respective affiliates shall use the names and addresses and other information concerning Participant’s customers for any purpose except in connection with the performance of their duties and responsibilities hereunder and except for servicing and informational mailings described in this clause (b) of Section 5, or as may otherwise be required by applicable law.

(c)           The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.

(d)           The Participant further represent that its AML Program, at a minimum, (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training, (iii) includes an independent audit function to test the effectiveness of the AML Program, (iv) establishes internal policies, procedures, and controls that are tailored to its particular business, (v) includes a customer identification program consistent with the rules under sec. 326 of the Act, (vi) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, (vii) provides for screening all new and existing customers against the Office of Foreign Asset Control (“OFAC”) list and any other government list that is or becomes required under the Act, and (viii) allows for appropriate regulators to examine its AML books and records.

6.             PARTICIPANT REPRESENTATIONS.

(a)           The Participant represents, warrants and agrees that it will not make any representations concerning the Funds, the Creation Units or the Shares other than those consistent with the Trust’s then current Prospectus or any promotional or sales literature furnished to the Participant by the Distributor or the Trust, or any such materials permitted by clause (b) of this Section 6.

(b)           The Participant agrees not to furnish or cause to be furnished by Participant or its employees to any person or display or publish any information or materials relating to the Funds (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials, but not including any materials prepared and used for Participant’s internal use only or brokerage communications prepared by Participant in the normal course of its business and consistent with the Trust’s then current Prospectus and in accordance with applicable laws and regulations) (“Marketing Materials”), except such Marketing Materials as may be furnished to the Participant by the Distributor or the Trust and such other Marketing Materials as are consistent with the Trust’s then current Prospectus and have been approved by the Distributor in writing prior to use; provided that such Marketing Materials clearly indicate that such Marketing Materials are prepared and distributed by Participant. All Marketing Materials prepared by the Participant shall be filed with FINRA or SEC, as applicable, by the Participant, and shall comply with all applicable rules and regulations of FINRA and SEC.

(c)           The Participant understands that the Trust will not be advertised or marketed as an open-end investment company, i.e., as a mutual fund, which offers redeemable securities, and that any advertising materials will prominently disclose that Shares are redeemable only in Creation Unit size by or through a Participant and on an in-kind basis as described in the Funds’ Prospectus. In addition, the Participant understands that any advertising material that addresses redemptions of Shares, including the

Prospectus, will disclose that the owners of Shares may acquire Shares and tender Shares for redemption to the Fund in Creation Unit aggregations only.

(d)           Notwithstanding anything to the contrary in this Agreement, Participant and its affiliates may prepare and circulate in the regular course of their businesses research reports that include information, opinions or recommendations relating to Trust Shares (i) for public dissemination; provided that such research reports compare the relative merits and benefits of Shares with other products and are not used for purposes of marketing shares and comply with all applicable rules and regulations of FINRA or the SEC, or (ii) for internal use by the Participant.

7.           SUB-CUSTODIAN ACCOUNT. The Participant understands and agrees that in the case of each Fund, the Trust has caused the Trust’s custodian (the “Custodian”) to maintain with the applicable sub-custodian for such Fund an account in each relevant foreign jurisdiction, set forth on Attachment B hereto, to which the Participant shall deliver or cause to be delivered in connection with the creation of a Creation Unit aggregation the Deposit Securities and any other cash amounts (or the cash value of all or a part of such securities, in the case of a permitted or required cash purchase or “cash in lieu” amount) on behalf of itself or any other party for which it is acting (regardless of its capacity), with any appropriate adjustments as advised by the Trust, in accordance with the terms and conditions applicable to such account in such jurisdiction.

8.           TITLE TO SECURITIES. RESTRICTED SHARES. The Participant represents on behalf of itself and any party for which it acts that upon delivery of a portfolio of Deposit Securities to the Trust’s Custodian and/or the relevant sub-custodian, the Trust will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a transaction to purchase Shares or (ii) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction and (iii) no such securities are “restricted securities” as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act.

9.             FEES. In connection with the creation or redemption of Creation Units, the Transfer Agent shall charge, and the Participant agrees to pay to the Transfer Agent, the Transaction Fee prescribed in the Trust’s Prospectus applicable to creations or redemptions through the Trust’s Clearing Process, or the Transaction Fee and such additional amounts as may be prescribed pursuant to the Trust’s Prospectus applicable to (i) creations or redemptions outside the Trust’s Clearing Process and (ii) creations within the Trust’s Clearing Process where the cash equivalent value of one or more Deposit Securities is being deposited in lieu of the inclusion of such Deposit Security in the securities portion of the Portfolio Deposit because the Participant is restricted by regulation or otherwise from investing or engaging in a transaction in such security. The Transaction Fee may be waived or otherwise adjusted from time to time subject to the provisions relating thereto and any limitations as prescribed in the Prospectus. The Transfer Agent acknowledges and agrees to provide Participant with adequate notice of any such adjustment in the Transaction Fee.

10.          AUTHORIZED PERSONS. Concurrently with the execution of this Agreement and as requested in writing from time to time thereafter, the Participant shall deliver to the Distributor and the Transfer Agent, duly certified as appropriate by its secretary or other duly authorized officer, a certificate setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or any other notice, request or instruction on behalf of the Participant (each, an “Authorized Person”). Such certificate may be accepted and relied upon by the Distributor and the Transfer Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Distributor and the Transfer Agent of a superseding certificate bearing a subsequent date. The Transfer Agent shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which such Authorized Person and the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give prompt written notice of such fact to the Distributor and the Transfer Agent and such notice shall be effective upon receipt by both the Distributor and the Transfer Agent.

11.          REDEMPTION. The Participant represents and warrants that it will not obtain a Submission Number (as defined in Attachment A) from the Transfer Agent for the purpose of redeeming a Creation Unit unless it first ascertains that (a) it or its customer, as the case may be, owns outright or has full legal authority and legal beneficial right to tender for redemption the requisite number of Trust Shares of any Fund to be redeemed, and the entire proceeds of the Redemption and (b) such Trust Shares have not been loaned or pledged to another party nor are the subject of a repurchase agreement, securities lending agreement or such other arrangement which would preclude the delivery of such Trust Shares to the Transfer Agent in accordance with the Prospectus or as otherwise required by the Trust. The Participant will not be responsible for costs incurred by the Transfer Agent or the Distributor related to trade breaks where the failure to transfer Shares or collateral is due to negligence or bad faith of the Transfer Agent or the Distributor, an act of God or unrelated to any act or omission of the Participant.

12.          BENEFICIAL OWNERSHIP. The Participant represents and warrants to the Distributor, the Transfer Agent and the Trust that it does not hold for the account of any single Beneficial Owner of Trust Shares, 80 percent (80%) or more of outstanding Trust Shares so as to cause the Trust to have a basis in the Deposit Securities deposited with the Trust different from the market value of such Deposit Securities on the date of such deposit, pursuant to Section 351 of the Internal Revenue Code of 1986, as amended. The Transfer Agent may request information from the Participant regarding Trust Share ownership to the extent necessary to make a determination regarding ownership of 80 percent (80%) or more of outstanding Trust Shares by a Beneficial Owner as a condition to the acceptance of a Portfolio Deposit.

13.          INDEMNIFICATION. This Section 13 shall survive the termination of this Agreement.

(a)           The Participant hereby agrees to indemnify and hold harmless the Distributor in its capacity as principal underwriter, the Trust, the Transfer Agent, their respective affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Participant Indemnified Party”) from and against any loss, liability, cost and reasonable expense (including reasonable attorneys’ fees) incurred by such Participant Indemnified Party as a direct result of (i) any breach by the Participant of any provision of this Agreement that directly relates to the Participant; (ii) any failure on the part of the Participant to perform any of its obligations set forth in the Agreement; (iii)   any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to the sales, trading or marketing of Trust Shares and the creation or redemption of or investment in the Trust as Participant, except that the Participant shall not be required to indemnify a Participant Indemnified Party to the extent that such failure was caused by Participant’s adherence to instructions given or representations made by the Distributor, the Transfer Agent or any Participant Indemnified Party, as applicable, or; (iv) actions of such Participant Indemnified Party in reasonable reliance upon any instructions issued by the Participant or representations made by the Participant in accordance with Attachment A (as it may be amended from time to time) and reasonably believed by the Distributor or the Transfer Agent, as applicable, to be genuine and to have been given by the Participant except to the extent that the Participant had previously revoked a PIN Number used in giving such instructions or representations (where applicable) and such revocation was given by the Participant and received by the Distributor and the Transfer Agent in accordance with the terms of Section 10 hereto. The Participant and the Distributor understand and agree that the Trust is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust. The foregoing shall not apply to any loss, damage, charge, liability, cost, expense, cause of action, obligation, judgment or fee incurred by such Participant Indemnified Party arising out of Participant Indemnified Party’s gross negligence or reckless or willful acts or omissions or the Participant Indemnified Party’s failure to perform any of its obligations or responsibilities under this Agreement. With respect to (i) through (iii) above, Indemnified Party’s failure to promptly acknowledge Participant’s breach of, failure to perform or failure to comply with, the terms of this Agreement shall not negate the foregoing indemnification.

(b)           The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees) incurred by such Distributor Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement that directly relates to the Distributor; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to its role as Distributor of the Funds, (iv) any untrue statements or omissions made in any promotional material or sales literature furnished to the Participant or otherwise approved in writing by the Trust or the Fund, (v) actions of such Distributor hndemnified Party in reasonable reliance upon any instructions issued or representations made by the Distributor, the Trust or the Fund in accordance with Attachment A (as it may be amended from time to time) reasonably believed by the Participant to be genuine and to have been given by the Distributor, the Trust or the Fund; or (vi) any untrue statement or alleged untrue statement of a material fact contained in the registration statement of the Trust as originally filed with the Securities and Exchange Commission or in any amendment thereof, or in any prospectus or any statement of additional information, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in connection with the Participant’s acting in its capacity as a Participant. The foregoing shall not apply to any loss, damage, charge, liability, cost, expense, cause of action, obligation, judgment or fee incurred by such Distributor Indemnified Party arising out of Distributor Indemnified Party’s gross negligence or reckless or willful acts or omissions or the Distributor Indemnified Party’s failure to perform any of its obligations or responsibilities under this Agreement. With respect to (1) through (iv) and (vi) above, Distributor Indemnified Party’s failure to promptly acknowledge any omission or untrue statement contained in such promotional material, sales literature, prospectus or registration statement or Distributor’s breach of, failure to perform or failure to comply with, the tears of this Agreement shall not negate the foregoing indemnification.

(c)            No party to this Agreement shall be liable to the other party or to any other person for any damages arising out of mistakes or errors in data provided to such Participant Indemnified Party or Distributor Indemnified Party, as the case may be, by a third party, or out of interruptions or delays of electronic means of communications with the Participant or Distributor Indemnified Parties.

14.         ACKNOWLEDGMENT. The Participant acknowledges receipt of the Trust’s Prospectus and represents it has reviewed such document and understands the terms thereof.

15.         NOTICES. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by telex, telegram or facsimile or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to the Transfer Agent shall be given or sent as follows: The Bank of New York, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, Attn: ETF Services Group. All notices to the Trust shall be given or sent as follows: PowerShares Actively Managed Exchange-Traded Fund Trust, in care of The Bank of New York, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, Attn: ETF Services Group. All notices to the Participant, the Transfer Agent, and the Distributor shall be directed to the address or telephone, facsimile or telex numbers indicated below the signature line of such party, except in the case of communications by the Distributor or Transfer Agent to the Participant during the order creation or redemption process as detailed in Attachment A to this Agreement, especially the Distributor’s or Transfer Agent’s attempt to contact an Authorized Person of the Participant with respect to, among other things, ambiguous instructions, the suspension or cancellation of an order as discussed in Attachment A, Distributor and Transfer Agent agree to contact a representative of the ETF Trading Desk of the Participant.

16.         TERMINATION AND AMENDMENT. This Agreement shall become effective in this form as of the date accepted by the Transfer Agent and may be terminated at any time by any party upon thirty (30) days prior notice to the other parties (1) unless earlier terminated by the Transfer Agent in the event of a breach of this Agreement or the procedures described herein by the Participant or (ii) in the event that the Trust is terminated pursuant to the Trust Agreement. This Agreement supersedes any prior agreement between the parties with respect to the subject matter contained herein. This Agreement may be amended by the Transfer Agent from time to time upon thirty (30) days’ prior written notice (unless such notice is otherwise waived) by the following procedure. The Transfer Agent will mail a copy of the amendment to the Distributor and the Participant. For the purposes of this Agreement, mail will be deemed received when actually received by the recipient thereof upon the date that appears on a reasonably acceptable proof of receipt. Titles and section headings are included solely for convenient reference and are not a part of this Agreement. This Agreement and Attachment A hereto, which is hereby incorporated herein by reference, constitute the entire agreement between the parties regarding the matters contained herein and may be amended or modified only by a written document signed by an authorized representative of each party.

17.         PROSPECTUS. The Distributor will provide to the Participant copies of the then current Prospectus and any printed supplemental information in reasonable quantities upon request. The Participant shall, upon request of the Trust, provide the Trust with sufficient documentation and other evidence that the Participant is providing prospectuses and, where applicable, product descriptions, to the purchasers of any Shares. The Distributor represents, warrants and agrees that it will notify the Participant when a revised, supplemented or amended prospectus for any Shares is available and deliver or otherwise make available to the Participant copies of such revised, supplemented or amended prospectus at such time and in such numbers as to enable the Participant to comply with any obligation it may have to deliver such prospectus to customers, As a general matter, the Distributor will make such revised, supplemented or amended prospectus available to the Participant no later than its effective date The Distributor shall be deemed to have complied with this Section 17 when the Participant has received such revised, supplemented or amended prospectus by email at [                           .com], in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter.

18.         NO PROMOTION. Each of the Trust, the Distributor and the Transfer Agent agrees that it will not, without the prior written consent of Participant in each instance, (i) use in advertising, publicity, or otherwise the name of Participant or any affiliate of Participant, or any partner or employee of Participant, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Participant or its affiliates, or (ii) represent, directly or indirectly, that any product or any service provided by the Trust, Distributor or Transfer Agent has been approved or endorsed by Participant. Furthermore, Distributor and Transfer Agent and Participant agree that they will not, without the prior written consent of the other two parties in each such instance disclose the terms of this Agreement, except for use in accordance with this Agreement or to the parties’ respective officers, directors, employees, agents and representatives for use in accordance with this Agreement or as required by any applicable law or regulatory body. This provision shall survive termination or expiration of the Agreement.

19.         COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all shall constitute but one and the same instrument.

20.         GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof. The parties irrevocably submit to the personal jurisdiction and service and venue of any federal or state court within the State of New York having subject matter jurisdiction, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement.

21.         ASSIGNMENT. Neither party may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other party, which shall not be unreasonably withheld; provided, that either party may assign its rights and obligations hereunder (in whole, but not in part) without such consent to an entity acquiring all, or substantially all of its assets or business. Notwithstanding the aforementioned termination provisions, in the event that an entity acquires all or substantially all of Participant’s assets or business, the Distributor or Transfer Agent may elect within a limited period of time not to exceed thirty (30) days from the date upon which such acquisition was publicly announced to immediately terminate this Agreement.

IN WITNESS WHEREOF, the duly authorized representatives of the below parties hereto have executed this Agreement the effective date of which shall be date of the last dated signature below (the “Effective Date”).

INVESCO AIM DISTRIBUTORS, INC.

NAME:

TITLE:

Address: I l Greenway Plaza, Suite 100 Houston, Texas 77046-1173

Telephone:
Facsimile:
DATE:

With a copy to:

Invesco AIM Distributors, Inc.
Attn: General Counsel
11 Greenway Plaza
Suite 100
Houston, Texas 77046-1 173

TITLE:

Address

Telephone:
Facsimile:
DATE:

THE BANK OF NEW YORK
AS TRANSFER AGENT

NAME:

TITLE:

Address:

Telephone:
Facsimile:
DATE:

POWERSHARES ACTIVELY MANAGED EXCHANGE-TRADED FUND TRUST

BY:

NAME:

TITLE:

Address: 301 West Roosevelt Road Wheaton, Illinois 60187

Telephone:	630.933.9600
Facsimile:	630.933.9699
DATE:

ATTACHMENT A

This document supplements the Trust’s Prospectus, and is an attachment to the Trust Participant Agreement with respect to the procedures to be used by (i) the Transfer Agent in processing an order for the creation of Trust Shares and (ii) the Transfer Agent in processing a request for the redemption of Trust Shares, and (iii) the Participants and the Transfer Agent in delivering or arranging for the delivery of requisite cash payments, Portfolio Deposits or Trust Shares, as the case may be, in connection with the submission of orders for creation or requests for redemption.

A Participant is first required to have signed the Trust Participant Agreement. Upon acceptance of the Trust Participant Agreement by the Distributor and the Transfer Agent, the Transfer Agent will assign a PIN Number to each Authorized Person authorized to act for the Participant. This will allow a Participant through its Authorized Person(s) to place an order with respect to Trust Shares.

TO PLACE AN ORDER FOR CREATION OR REDEMPTION OF TRUST SHARES

1.             Call to Receive a Submission Number. An Authorized Person for the Participant will call the Trust Telephone Representative at (718) 315-4968 or 4970 not later than the closing time of the regular trading session on The New York Stock Exchange (the “NYSE Closing Time”) (ordinarily 4:00 p.m., Eastern time) to receive a Submission Number. In the case orcustom orders, the order must be received by the Transfer Agent no later than 3:00 p.m., Eastern time on the trade date. Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN Number) and the terms of the order for creation or request for redemption, the Trust Telephone Representative will issue a unique Submission Number. All orders with respect to the creation or redemption of Trust Shares are required to be in writing and accompanied by the designated Submission Number. Incoming telephone calls are queued and will be handled in the sequence received. The Participant must receive a Submission Number prior to NYSE Closing Time for its order to be processed that Business Day INCOMING CALLS THAT ARE ATTEMPTED LATER THAN THE NYSE CLOSING TIME WILL NOT BE ACCEPTED.

2.             Assemble the Submission. The Authorized Person submitting an order to create or a request to redeem shall assemble (a) written instructions regarding such creation order or redemption request, (b) the designated Submission Number and (c) transmit such document by facsimile or telex to the Trust Telephone Representative and the Distributor, as applicable, according to the procedures set forth below in subsection 3. The document so transmitted is hereinafter referred to as the “Submission”, and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date”. NOTE THAT THE TELEPHONE CALL IN WHICH THE SUBMISSION NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER OR REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE SUBMISSION.

3.             Transmit the Submission. A Submission Number is only valid for a limited time. The Submission for either creations or redemptions of Trust Shares must be sent by facsimile or telex to the Trust Telephone Representative, as applicable, within 15 minutes of the issuance of the Submission Number. In the event that the Submission is not received within such time period, the Trust Telephone Representative will use commercially reasonable efforts to contact the Participant to request immediate transmission of the Submission.

(a)           In the case of a Submission for creation, unless the Submission is received by the Trust Telephone Representative upon the earlier of within (i) 15 minutes of contact with the Participant or (ii) 15 minutes after the NYSE Closing Time, the Submission will be deemed invalid.

(b)           In the case of a Submission for redemption, unless such Submission is received by the Trust Telephone Representative within (i) 15 minutes of contact with the Participant or (ii) 15 minutes after the NYSE Closing Time, whichever is earlier, such order for redemption contained therein shall be received in proper form (as described in the Prospectus) by the Transfer Agent on the Business Day following such Transmittal Date in accordance with the procedures set forth below or in the Fund’s Prospectus as the case may be.

Await Receipt of Confirmation.

(a)         Trust’s Clearing Process - Creation Orders. The Transfer Agent shall issue to the Participating Party a confirmation of acceptance of an order to create Trust Shares in Creation Unit size aggregations through the Trust’s Clearing Process within 15 minutes of its receipt of a Submission received in good form. In the event the Participating Party does not receive a timely confirmation from the Transfer Agent, it should contact the Distributor and the Trust Telephone Representative at the business numbers indicated.

(b)         Trust’s Clearing Process - Requests for Redemptions. The Transfer Agent shall issue to the Participating Party a confirmation of acceptance of a request to redeem Trust Shares in Creation Unit size aggregations through the Trust’s Clearing Process within 15 minutes of its receipt of a Submission received in good form. In the event the Participating Party does not receive a timely confirmation from the Transfer Agent, it should contact the Transfer Agent directly at the business number indicated.

(c)          Outside the Trust’s Clearing Process - Creation Orders. The Transfer Agent shall issue to the DTC Participant an acknowledgment of receipt of an order to create Trust Shares in Creation Unit size aggregations outside the Trust’s Clearing Process within 15 minutes of its receipt of a Submission received in good form. In the event the DTC Participant does not receive a timely acknowledgment from the Transfer Agent, it should contact the Transfer Agent at the business numbers indicated.

(d)         Outside the Trust’s Clearing Process - Requests for Redemption. The Transfer Agent shall issue to the DTC Participant an acknowledgment of receipt of an order to redeem Trust Shares in Creation Unit size aggregations outside the Trust’s Clearing Process within 15 minutes of its receipt of a Submission received in good form. In the event the DTC Participant does not receive a timely acknowledgment from the Transfer Agent, it should contact the Transfer Agent directly at the business number indicated.

II.                                   PARTICIPANTS’ RESPONSIBILITY FOR DELIVERING OR EFFECTING THE DELIVERY OF REQUISITE PORTFOLIO DEPOSITS OR TRUST SHARES AND CASH PAYMENTS IN CONNECTION WITH ORDERS FOR CREATION OR REQUESTS FOR REDEMPTION

1.             Trust’s Clearing Process - Creation Orders. The Participating Party notified of confirmation of an order to create Trust Shares through the Trust’s Clearing Process shall be required to transfer or arrange for the transfer of (a) the requisite Deposit Securities (or contracts to purchase such Deposit Securities expected to be delivered through NSCC by the “regular way” settlement date) and (b) the Cash Component, if any, to the Transfer Agent by means of the Trust’s Clearing Process so as to be received no later than on the “regular way” settlement date following the Business Day on which such order is received (as described in the Prospectus) by the Transfer Agent as set forth below.

2.             Trust’s Clearing Process — Redemption Requests. The Participating Party notified of confirmation of a request to redeem Trust Shares through the Trust’s Clearing Process shall be required to transfer or arrange for the transfer of the requisite Trust Shares and the Cash Redemption Amount, if any, to the Transfer Agent by means of the Trust’s Clearing Process so as to be received no later than on the “regular way” settlement date following the Business Day on which such order is received (as described in the Prospectus) by the Transfer Agent as set forth below.

3.             Outside the Trust’s Clearing Process — Creation Orders.

Domestic. The DTC Participant notified of acknowledgment of an order to create Trust Shares outside the Trust’s Clearing Process shall be required to effect a transfer to the Transfer Agent of (a) the requisite Deposit Securities through DTC so as to be received by the Transfer Agent no later than 11:00 a.m., Eastern time on the next Business Day immediately following the Business Day on which such order is received in proper form (as described in the Prospectus) by the Distributor as set forth below in Section IV, in such a way as to replicate the Portfolio Deposit established on the Transmittal Date by the Transfer Agent and (b) the Cash Component, if any, through the Federal Reserve Bank wire system so as to be received by the Transfer Agent by 2:00 p.m., Eastern time on the next

Business Day immediately following the day such order is received in proper form (as described in the Prospectus). If the Transfer Agent does not receive the Deposit Securities by 11:00 a.m., Eastern time, and the Cash Component, if any, by 2:00 p.m., Eastern time on the Business Day immediately following the day such order is received in proper form (as described in the Prospectus), the creation order contained in such Submission shall be canceled. Upon written notice to the Transfer Agent, the DTC Participant may resubmit such canceled order on the following Business Day using a Portfolio Deposit as newly constituted.

Foreign. Deposit Securities must be delivered to an account maintained at the applicable local sub-custodian of the Trust on or before 11:00 a.m., Eastern time, on the Contractual Settlement Date (defined below). Participant must also make available on or before the Contractual Settlement Date, by means satisfactory to the Trust, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Component next determined after acceptance of an order, together with the applicable Transaction Fee. Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares. The “Contractual Settlement Date” is the earlier of (i) the date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to the Trust and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction where any of the securities of the relevant Fund are customarily traded.

A Creation Unit of Shares will not be issued until the transfer of good title to the Trust of the portfolio of Deposit Securities and the payment of the Cash Component and the applicable Transaction Fee have been completed. When the sub-custodian confirms to the Custodian that the required securities included in the Portfolio Deposit (or, when permitted in the sole discretion of the Trust, the cash value thereof) have been delivered to the account of the relevant sub-custodian, the Custodian shall notify the Distributor and Transfer Agent, and the Trust will issue and cause the delivery of the Creation Unit of Shares via DTC.

In the event that Participant is unable to deliver the Deposit Securities because the country does not permit “free delivery of securities” then the Participant shall deliver such amounts of cash in lieu of securities as described in the Fund’s Prospectus.

4.             Purchase of Creation Unit Aggregations Prior to Receipt of Deposit Securities. Creation Unit Aggregations may be created in advance of receipt by the Trust of all or a portion of the applicable Deposit Securities as described below. In these circumstances, the initial deposit will have a value greater than the net asset of the Fund Shares on the date the order is placed in proper form since, in addition to available Deposit Securities, cash must be deposited in an amount equal to the sum of (i) the Cash Component, plus (ii) 115% of the market value of the undelivered Deposit Securities (the “Additional Cash Deposit”). The order shall be deemed to be received on the Business Day on which the order is placed provided that the order is placed in proper form prior to 4:00 p.m., Eastern time, on such date, and federal funds in the appropriate amount are deposited with the Transfer Agent by 11:00 a.m., Eastern time, the following Business Day. If the order is not placed in proper form by 4:00 p.m. or federal funds in the appropriate amount are not received by 11:00 a.m. the next Business Day, then the order may be deemed to be canceled and the Authorized Participant shall be liable to the Fund for losses, if any, resulting therefrom. An additional amount of cash shall be required to be deposited with the Trust, pending delivery of the missing Deposit Securities to the extent necessary to maintain the Additional Cash Deposit with the Trust in an amount at least equal to 115% of the daily marked to market value of the missing Deposit Securities.

5.             Outside the Trust’s Clearing Process — Redemption Requests.

Domestic. The DTC Participant notified of acknowledgment of a request to redeem Trust Shares outside the Trust’s Clearing Process shall be required to effect a transfer to the Transfer Agent (a) the requisite number of Trust Shares through DTC no later than the NYSE Closing Time on the Business Day on which such order is received in proper form (as described in the Prospectus) by the Transfer Agent and (b) the Cash Redemption Amount, if any, through the Federal Reserve Bank wire system by no later than 2:00 p.m., Eastern time on the next Business Day immediately following the Business Day on which such order is received in proper form (as described in the Prospectus) by the Transfer Agent.

Foreign. Deliveries of in-kind redemption proceeds generally will be made within three Business Days. Due to holidays in certain countries, delivery to redeeming Participants may take longer than three Business Days after the day on which the Transfer Agent receives the participant’s redemption order in proper form. A redeeming

Beneficial Owner or Participant acting on behalf of such Beneficial Owner must maintain appropriate securities broker-dealer, bank or other custody arrangements to which account such in-kind redemption proceeds will be delivered. If neither the redeeming Beneficial Owner nor the Participant acting on behalf of the redeeming Beneficial Owner has appropriate arrangements to take delivery of the Deposit Securities in the applicable jurisdiction and it is not possible to make other such arrangements, or if it is not possible to effect deliveries of the Deposit Securities in such jurisdiction, the Beneficial Owner will be required to receive its redemption proceeds in cash. In such case, the investor will receive a cash payment equal to the net asset value of its shares less the applicable Transaction Fee.

Arrangements satisfactory to the Trust must be in place for the Participant to transfer Creation Units through DTC on or before the settlement date. Redemptions of Shares for Fund Securities will be subject to compliance with applicable U.S. federal and state securities laws and the Funds (whether or not it otherwise permits cash redemptions) reserve the right to redeem Creation Units for cash to the extent that the Funds could not lawfully deliver specific Fund Securities upon redemptions or could not do so without first registering the Deposit Securities under such laws.

6.             Transaction Fee. In connection with the creation or redemption of Creation Units, the Transfer Agent shall charge, and the Participant agrees to pay to the Transfer Agent, the Transaction Fee prescribed in the Trust’s prospectus applicable to (i) creations or redemptions through the Trust’s Clearing Process, or the Transaction Fee and such additional amounts as may be prescribed pursuant to the Trust’s prospectus applicable to creations or redemptions outside the Trust’s Clearing Process and (ii) creations within the Trust’s Clearing Process where the cash equivalent value of one or more Deposit Securities is being deposited in lieu of the inclusion of such Deposit Security in the securities portion of the Portfolio Deposit because the Participant is restricted by regulation or otherwise from investing or engaging in a transaction in such security. Such Transaction Fee and additional amounts, if any, shall be included in the calculation of the Cash Component or Cash Redemption Amount payable or to be received, as the case may be, by the Participant in connection with the creation or redemption order.

III.                         TRANSFER AGENT’S RESPONSIBILITY FOR EFFECTING DELIVERY OF REQUISITE TRUST SHARES OR SECURITIES AND CASH PAYMENTS IN CONNECTION WITH ORDERS FOR CREATION OR REQUESTS FOR REDEMPTION.

I              Trust’s Clearing Process — Creation Order. After the Transfer Agent has received notification of a Submission from the Participant for a creation order for Trust Shares through the Trust’s Clearing Process which has been received in proper form (as described in the Prospectus) by the Transfer Agent, the Transfer Agent shall initiate procedures to transfer the requisite Trust Shares and the Cash Component, if any, through the Trust’s Clearing Process so as to be received by the creator no later than on the “regular way” settlement date following the Business Day on which the Submission is received in proper form (as described in the Prospectus) by the Transfer Agent.

2.             Trust’s Clearing Process — Redemption Requests. After the Transfer Agent has received a Submission for a redemption request for Trust Shares through the Trust’s Clearing Process and received in proper form (as described in the Prospectus) such submission as set forth below in Section IV, the Transfer Agent shall initiate procedures to transfer the requisite securities (or contracts to purchase such securities expected to be delivered through NSCC by the “regular way” settlement date) and the Cash Redemption Amount, if any, through the Trust’s Clearing Process so as to be received by the Beneficial Owner no later than on the “regular way” settlement date following the Business Day on which the Submission is received in proper form (as described in the Prospectus) by the Transfer Agent.

3.             Outside the Trust’s Clearing Process — Creation Orders.

Domestic. After the Transfer Agent has received notification of a Submission from the Participant for a creation order for Trust Shares outside the Trust’s Clearing Process which has been received in proper form (as described in the Prospectus) by the Transfer Agent, the Transfer Agent shall initiate procedures to transfer the requisite Trust Shares through DTC and the DTC Participants and the Cash Component, if any, through the Federal Reserve Bank wire system so as to be received by the creator no later than on the third (3rd) Business Day following the Business Day on which the Submission is received in proper form (as described in the Prospectus) by the Transfer Agent.

4.             Outside the Trust’s Clearing Process — Redemption Requests. After the Transfer Agent has received a Submission for a redemption request for Trust Shares outside the Trust’s Clearing Process and received in proper form (as described in the Prospectus) such submission, the Transfer Agent shall initiate procedures to transfer the requisite securities (or contracts to purchase such securities expected to be delivered within three Business Days) through DTC and the DTC Participants and the Cash Redemption Amount, if any, through the Federal Reserve Bank wire system so as to be received by the Beneficial Owner no later than on the third (3rd) Business Day (or longer for certain foreign countries) following the Business Day on which the Submission is received in proper form (as described in the Prospectus) by the Transfer Agent.

5.             Ambiguous Instructions. In the event that a Submission contains terms that differ from the information provided in the telephone call at the time of issuance of the Submission Number, the Trust Telephone Representative will use commercially reasonable efforts to contact the Participant to request confirmation of the terms of the order. If an Authorized Person confirms the terms as they appear in the Submission then the Submission will be accepted and processed. If an Authorized Person contradicts its terms, the Submission will be deemed invalid, and a corrected Submission must be received by the Transfer Agent, as applicable, not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) I5 minutes after the NYSE Closing Time. If the Trust Telephone Representative is not able to contact an Authorized Person, then the Submission shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that a Submission contains terms that are illegible, the Submission will be deemed invalid and the Trust Telephone Representative will attempt to contact the Participant to request retransmission of the Submission. A corrected Submission must be received by the Transfer Agent, as applicable, not later than the earlier of(i)within 15 minutes of such contact with the Participant or (ii) 15 minutes after the NYSE Closing Time.

6.             Suspension or Rejection of an Order. The Distributor or Transfer Agent reserves the right to suspend a Submission in the event that its acceptance would appear to result in the Participant or a Beneficial Owner owning 80 percent (80%) or more of all outstanding Trust Shares and if pursuant to Section 351 of the Internal Revenue Code of 1986, as amended, such a circumstance would result in the Trust having a basis in the securities deposited different from the market value of such securities on the date of deposit. In such event, the Distributor or the Trust Telephone Representative will attempt to contact an Authorized Person for purposes of confirmation of the fact that with respect to such Participant no Beneficial Owner would own 80 percent (80%) or more of all outstanding Trust Shares upon execution of the Submission or that such a circumstance would not result in the Trust having a basis in the securities deposited different from the market value of such securities on the date of deposit. In the event that (1) the Distributor or the Trust Telephone Representative is unable to contact an Authorized Person or (ii) the Participant fails to transmit an identical Submission containing a representation and warranty as to such fact, then the Submission shall be deemed invalid.

The Trust reserves the absolute right to reject a creation order transmitted to it by the Distributor in respect of a Fund if (i) the order is not in proper form; (ii) the investor(s), upon obtaining the Fund Shares ordered, would own 80% or more of the currently outstanding shares of any Fund; (iii) the Deposit Securities delivered are not as disseminated for that date by the Custodian, as described above; (iv) acceptance of the Deposit Securities would have certain adverse tax consequences to the Fund; (v) acceptance of the Fund Deposit would, in the opinion of counsel, be unlawful; (vi) acceptance of the Fund Deposit would otherwise, in the discretion of the Trust or the Adviser, have an adverse effect on the Trust or the rights of beneficial owners; or (vii) in the event that circumstances outside the control of the Trust, the Transfer Agent, the Distributor and the Adviser make it for all practical purposes impossible to process creation orders. Examples of such circumstances include acts of God; public service or utility problems such as fires, floods, extreme weather conditions and power outages resulting in telephone, telecopy and computer failures; market conditions or activities causing trading halts; systems failures involving computer or other information systems affecting the Trust, the Adviser, the Distributor, DTC, NSCC, the Transfer Agent, the Custodian or sub-custodian or any other participant in the creation process, and similar extraordinary events. The Transfer Agent shall notify immediately a prospective creator of a Creation Unit and/or the Authorized Participant acting on behalf of such prospective creator of its rejection of the order of such person. The Trust, the Custodian, any sub-custodian and the Distributor are under no duty, however, to give notification of any defects or irregularities in the delivery of Fund Deposits nor shall any of them incur any liability for the failure to give any such notification.

IV.          PROCEDURES SPECIFIC TO CUSTOM BASKETS

The Fund has developed custom creation, redemption and other non-typical baskets (the “Custom Baskets”) Custom Baskets are intended to allow Participants to transact in that Fund and other non-standard baskets using the Custom Basket process. The Custom Basket process allows for cash-in-lieu for certain securities as well as non-typical baskets and continues to settle through the standard CNS process at NSCC. It is the responsibility of the Participant to apply to the NSCC by contacting DTCC Participant Services at 212-855-4155 and the Transfer Agent at 718-315-4968 or 4970 to allow them to receive Custom Baskets as well as the regular daily standard baskets (the “Standard Baskets”). To ensure proper tracking of the Fund to its benchmark index the following guidelines must be followed when transacting Custom Baskets:

1.             On or before T-1, the Participant must request a Custom Basket Application Form from the Transfer Agent by calling 718-315-4968 or 4970 for creations and redemptions. The Transfer Agent will fax a standard Application Form (see attached) on which the Participant must identify the securities to be added to or omitted from the creation or redemption basket (the “Added Issues” or the “Omitted Issues”). In the case of an Omitted Issue, cash in lieu is defined as the Net Asset Value of the Fund times the number of units in one creation block minus the value of the Omitted Issues. Participants will also be responsible for any costs associated with the conversion of cash into the Omitted Issues to be purchased. Participants may request that the Custom Basket be available for creations and redemptions for a one-time transaction, a specific period or indefinitely. The Transfer Agent will advise the Fund who will review the Custom Basket request and, if approved, will deliver a confirmation back to the Transfer Agent and the Participant. In the event subsequent additions and/or deletions to Added Issues or Omitted Issues are required to change the custom basket already approved, the Participant is responsible for completing a new standard form with the Transfer Agent.

2.             On trade date minus I day, prior to the opening of the NYSE, the Fund through Transfer Agent will notify NSCC as to the components of the approved Custom Baskets available that day along with the components of the Standard Basket. Each Custom Basket will be identified by a separate NSCC assigned instruction CUSIP.

3.             On trade date, the Participant will follow the directions regarding placing orders outlined in Attachment A. A Participant wishing to create or redeem a Custom Basket must identify the custom CUSIP on the order form in the blank provided. Orders received without a custom CUSIP indicated will be processed as orders for Standard Baskets. Participants placing orders for Custom Baskets must note that the cut-off-time to create and redeem a Custom Basket will be 3:00 p.m. New York time. Orders for Custom Baskets will not be processed if received by the Transfer Agent after 3:00 p.m. New York time. The Participant may transact on the Standard Basket at any time during the trade date.

V.            TELEPHONE, FACSIMILE, AND TELEX NUMBERS

TRUST TELEPHONE REPRESENTATIVE:	TELEPHONE:
FACSIMILE:

TRUSTEE:	TELEPHONE:
FACSIMILE:

PARTICIPANT:	TELEPHONE:
FACSIMILE:

IN WITNESS WHEREOF, the Participant acknowledges that he or she has read the procedures relating to Custom Baskets and agrees to comply with all such procedures. Failure to comply with the Custom Basket procedures will require the transaction to be effected in the Standard Basket.

Participant:

By:

Title:

Address:

Telephone:

Facsimile:

Telex:

Date:
THE BANK OF NEW YORK
AS TRANSFER AGENT

By:

Name:

Title:

Address:

[On AP’s Firm Letterhead]

CERTIFICATE OF AUTHORIZED PERSONS

(of Authorized Participant)

The undersigned officer, who is not an Authorized Person,  hereby certifies that (i) he/she is the duly elected and acting                                                 (title) of                                                      (the “Authorized Participant”), and (ii) that the following officers or employees (each an “Authorized Person”) of the Authorized Participant are duly authorized to deliver oral or written instructions to THE BANK OF NEW YORK (“Custodian”) pursuant to the Participant Agreement by and between the Authorized Participant, the Custodian, the Distributor and PowerShares Actively Managed Exchange-Traded Fund Trust, and that the signatures appearing opposite their names are true and correct:

The below shall be the Authorized Participant list of Authorized Persons:

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

This Certificate supersedes any prior certificate of Authorized Persons the Custodian may have on file.  Any updates to the above list of Authorized Persons will be provided by the Authorized Participant as changes occur.

[seal]	By:
Title:

Date:

PARTICIPANT AGREEMENT

FIXED INCOME FUNDS

PowerShares Actively Managed Exchange-Traded Fund Trust

This Participant Agreement (this “Agreement”) is entered into between INVESCO AIM DISTRIBUTORS, INC. (the “Distributor”), [                          ] (the “Participant”), and THE BANK OF NEW YORK (the “Transfer Agent”), and is subject to acceptance by POWERSHARES ACTIVELY MANAGED EXCHANGE-TRADED FUND TRUST (the “Trust”). The Transfer Agent serves as the Transfer Agent of the Trust and is an Index Receipt Agent as that terns is defined in the rules of the National Securities Clearing Corporation (“NSCC”). The Distributor, the Transfer Agent and the Participant acknowledge and agree that the Trust shall be a third-party beneficiary of the Agreement and shall receive the benefits contemplated by the Agreement to the extent specified herein. The Distributor has been retained to provide certain services with respect to acting as principal underwriter of the Trust in connection with the creation and distribution of shares of beneficial interest, par value 0.01 per share (“Shares” or “Trust Shares”) of the series of the Trust (each a “Fund”). As specified in the Trust’s Prospectus and Statement of Additional Information incorporated therein (together, the “Prospectus”) included as part of its Registration Statement as amended on Form N-IA, Trust Shares may be created or redeemed only in aggregations of 50,000 shares, as identified in the Prospectus for each Fund, referred to therein and herein as a “Creation Unit”. Capitalized terms not otherwise defined herein are used herein as defined in the Trust’s Prospectus.

This Agreement is intended to set forth certain premises and the procedures by which the Participant may create and/or redeem Creation Units through the Federal Reserve/Treasury Automated Debt Entry System maintained at the Federal Reserve Bank of New York (the “Fed Book Entry System”) and the Depository Trust Company (“DTC”). The parties hereto in consideration of the premises and of the mutual agreements contained herein agree as follows:

1.             STATUS OF PARTICIPANT. The Participant hereby represents, covenants and warrants that with respect to orders for the creation or redemption of Creation Units by means of the Fed Book Entry System and DTC, it is eligible to utilize the Fed Book Entry System and DTC, and is a Participant in DTC (as defined in the Trust’s Prospectus, an “Authorized Participant”). The Participant may place orders for the creation or redemption of Creation Units through the Fed Book-Entry System and/or DTC or Euroclear, subject to the procedures for creation and redemption referred to in Section 2 of this Agreement (“Execution of Orders”) and the procedures described in Attachment A hereto. Any change in the foregoing status of the Participant shall terminate this Agreement, and the Participant shall give immediate notice to the Distributor and the Transfer Agent of such change. Transfers of securities settling through Euroclear or other foreign depositories may require Participant access to such facilities.

The Participant further represents that it is a broker-dealer registered with the Securities and Exchange Commission (“SEC”) and a member of the Financial Industry Regulatory Authority (“FINRA”) or is exempt from or otherwise not required to be licensed as a broker-dealer or a member of FINRA. The Participant is qualified, registered and/or licensed to act as a broker or dealer, or is otherwise exempt, as required according to all applicable laws of the state(s) in which the Participant conducts its activities as defined hereunder and where it is required to do so in order that Trust Shares may be sold in such states where the Participant intends to sell Trust Shares. The Participant is a qualified institutional buyer as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “1933 Act”). The Participant agrees to conform to the FINRA Conduct Rules (if it is a member of FINRA) and the securities laws of any jurisdiction in which it sells, directly or indirectly, Trust Shares, to the extent such laws, rules and regulations relate to the Participant’s transactions in, and activities with respect to the Trust Shares.

2.             EXECUTION OF ORDERS. All orders for the creation or redemption of Creation Units shall be handled in accordance with the terms of the Trust’s Prospectus, and, where applicable, the procedures described in Attachment A to this Agreement. in addition, to the extent Creation Units of a Fund subject to this Agreement will be sold to the Participant and redeemed by the Participant in cash only, the provisions of this Agreement as they relate to in-kind creations and redemptions (e.g., relating to “Deposit Securities”) will not apply, and, in such circumstances, the procedures for placing and processing an order to purchase Shares and a request to redeem Shares shall be made in accordance with the terms and procedures set forth in the relevant Fund’s prospectus. In the event the procedures include the use of recorded telephone lines, the Participant hereby consents to such use. The Trust reserves the right to issue additional or other procedures relating to the manner of creating or redeeming Creation Units, and the Participant, the Distributor and the Transfer Agent agree to comply with such procedures as may be issued from time to time, upon reasonable notice thereof.

With respect to any Redemption Order, the Participant acknowledges and agrees on behalf of itself and any party for which it is acting (regardless of its capacity) to use its best efforts to return to the Trust any dividend, distribution or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Trust. With respect to any Redemption Order, the Participant also acknowledges and agrees on behalf of itself and any party for which it is acting (regardless of its capacity) that the Trust is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund. With respect to any Purchase Order, the Trust acknowledges and agrees to return to the Participant or any party for which it is acting any dividend, distribution or other corporate action paid to the Trust in respect of any Deposit Security that is transferred to the Trust that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant or any party for which it is acting.

3.             CREATION AND REDEMPTION PROCESS. If creations and redemptions pursuant to this Agreement are on an in-kind basis, Participant understands and acknowledges that the Transfer Agent will not effect a creation or redemption (issuing a Creation Unit Aggregation of Shares in the case of a creation, transferring Deposit Securities in the case of a redemption) until it has received confirmation of receipt of the Participant’s incoming security transfer through the Fed Book-Entry System, Euroclear, or DTC in the case of a creation, and through Euroclear or DTC a Creation Unit aggregation of the Shares in the case of a redemption).

4.             DEPOSIT SECURITIES. The Participant understands that the number and names of the designated portfolio of Deposit Securities and relevant cash amounts to be included in the current Portfolio Deposit for each Fund will be made available each day that the New York Stock Exchange (the “NYSE”) is open for trading through the facilities of the NSCC. The Participant will not be responsible for errors in the information relating to the Deposit Securities and/or relevant cash amounts to be included in the current Portfolio Deposit to be transmitted through the facilities of NSCC in connection with Redemption Orders and Purchase Orders that are caused by the Trust or the Transfer Agent.

5.             ROLE OF PARTICIPANT. The Participant shall have no authority in any transaction to act as agent of the Distributor, the Transfer Agent or the Trust.

(a)           In executing this Agreement, the Participant agrees, in connection with any purchase or redemption transactions in which it acts for a customer or for any other DTC Participant or indirect participant, or any other beneficial owner of Trust Shares (each, a “Beneficial Owner”), that it shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

(b)           The Participant agrees (i) subject to any privacy obligations or other obligations arising under the federal or state securities laws it may have to its customers, to assist the Distributor in ascertaining certain information regarding sales of Trust Shares made by or through Participant upon the request of the Trust or the Distributor necessary for the Funds to comply with their obligations to distribute information to its shareholders as may be required from time to time under applicable state or federal securities laws, or (ii) in lieu thereof, and at the option of the Participant, the Participant may undertake to deliver prospectuses, as may be amended or supplemented from time to time, proxy material, annual and other reports of the Funds or other similar information that the Funds are obligated to deliver to their shareholders to the Participant’s customers that custody Fund Shares with the Participant, after receipt from the Funds or the Distributor of sufficient quantities to allow mailing thereof to such customers. None of the Distributor, the Trust or any of their respective affiliates shall use the names, addresses and other information concerning Participant’s customers for any purpose except in connection with the performance of their duties and responsibilities hereunder and except for servicing and informational mailings described in this clause (b) of Section 5, or as may otherwise be required by applicable law.

(c)           The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.

(d)           The Participant further represents that its AML Program, at a minimum, (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training, (iii) includes an independent audit function to test the effectiveness of the AML Program, (iv) establishes internal policies, procedures, and controls that are tailored to its particular business, (v) will include a customer identification program consistent with the rules under sec. 326 of the Act, (vi) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, (vii) provides for screening all new and existing customers against the Office of Foreign Asset Control (“OFAC”) list and any other government list that is or becomes required under the Act, and (viii) allows for appropriate regulators to examine its AML books and records.

6.         PARTICIPANT REPRESENTATIONS.

(a)           The Participant represents, warrants and agrees that it will not make any representations concerning the Funds, the Creation Units or the Shares other than those consistent with the Trust’s then current Prospectus or any promotional or sales literature furnished to the Participant by the Distributor or the Trust, or any such materials permitted by clause (b) of this Section 6.

(b)           The Participant agrees not to furnish or cause to be furnished by Participant or its employees to any person or display or publish any information or materials relating to the Funds (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials, but not including any materials prepared and used for Participant’s internal use only or brokerage communications prepared by Participant in the normal course of its business and consistent with the Trust’s then current Prospectus and in accordance with applicable laws and regulations) (“Marketing Materials”), except such Marketing Materials as may be furnished to the Participant by the Distributor or the Trust and such other Marketing Materials as are consistent with the Trust’s then current Prospectus and have been approved by the Distributor in writing prior to use; provided that such Marketing Materials clearly indicate that such Marketing Materials are prepared and distributed by Participant. All Marketing Materials prepared by the Participant shall be filed, if required by applicable laws, rules, and regulations, with FINRA or the SEC, as applicable, by the Participant, and shall comply with all applicable rules and regulations of FINRA and the SEC.

(c)           The Participant understands that the Trust will not be advertised or marketed as an open-end investment company, i.e., as a mutual fiend, which offers redeemable securities, and that any advertising materials will prominently disclose that Shares are redeemable only in Creation Unit size by or through an Authorized Participant and on an in-kind basis as described in the Funds’ Prospectus. In addition, the Participant understands that any advertising material that addresses redemptions of Shares, including the Prospectus, will disclose that the owners of Shares may acquire Shares and tender Shares for redemption to the Fund in Creation Unit aggregations only.

(d)          Notwithstanding anything to the contrary in this Agreement, Participant and its affiliates may prepare and circulate in the regular course of their businesses research reports that include information, opinions or recommendations relating to Trust Shares (i) for public dissemination; provided that such research reports compare the relative merits and benefits of Shares with other products and are not used for the purpose of marketing shares and comply with all applicable rules and regulations of FINRA or the SEC, or (ii) for internal use by the Participant and other materials that include information, opinions or recommendations relating to Trust Shares.

7.             SUB-CUSTODIAN ACCOUNT. The Participant understands and agrees that in the case of each Fund, the Trust has caused the Trust’s Custodian to maintain with a sub-custodian for such Fund an account in each relevant foreign jurisdiction to which the Participant shall, when applicable, deliver or cause to be delivered in connection with the creation of a Creation Unit aggregation the Deposit Securities not subject to settlement in the U.S. and any other applicable cash amounts (or the cash value of all or a part of such securities, in the case of a permitted or required cash purchase or “cash in lieu” amount) on behalf of itself or any other party for which it is acting (regardless of its capacity), with any appropriate adjustments as advised by the Trust, in accordance with the terms and conditions applicable to such account in such foreign jurisdiction.

8.             TITLE TO SECURITIES• RESTRICTED SECURITIES. The Participant represents on behalf of itself and any party for which it acts that upon delivery of a portfolio of Deposit Securities to the Trust’s Custodian and/or relevant sub-custodian, when applicable, the Trust will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a transaction to purchase Shares or (ii) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than US issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction and (iii) no such securities are “restricted securities” as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act.

9.             FEES. In connection with the creation or redemption of Creation Units, the Transfer Agent shall charge, and the Participant agrees to pay to the Transfer Agent, the Transaction Fee prescribed in the Trust’s Prospectus applicable to creations or redemptions, or, when applicable, the Transaction Fee and such additional amounts as may be prescribed pursuant to the Trust’s Prospectus applicable to creations where the cash equivalent value of one or more Deposit Securities is being deposited in lieu of the inclusion of such Deposit Security in the securities portion of the Portfolio Deposit because the Participant is restricted by regulation or otherwise from investing or engaging in a transaction in such security. The Transaction Fee and such additional amounts may be waived or otherwise adjusted from time to time subject to the provisions relating thereto and any limitations as prescribed in the Prospectus. The Transfer Agent acknowledges and agrees to provide Participant with adequate notice of any such adjustment in the Transaction Fee.

10.          AUTHORIZED PERSONS. Concurrently with the execution of this Agreement and from time to time thereafter, the Participant shall deliver to the Distributor and the Transfer Agent, duly certified as appropriate by its secretary or other duly authorized officer, a certificate setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or any other notice, request or instruction on behalf of the Participant (each, an “Authorized Person”). Such certificate may be accepted and relied upon by the Distributor and the Transfer Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Distributor and the Transfer Agent of a superseding certificate bearing a subsequent date. The Transfer Agent shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which such Authorized Person and the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give prompt written notice of such fact to the Distributor and the Transfer Agent and such notice shall be effective upon receipt by both the Distributor and the Transfer Agent,

11.          REDEMPTION. The Participant represents and warrants that it will not obtain a Submission Number (as defined in Attachment A) from the Transfer Agent for the purpose of redeeming a Creation Unit unless it first ascertains that (a) it or its customer, as the case may be, owns outright or has full legal authority and legal beneficial right to tender for redemption the requisite number of Trust Shares of any Fund to be redeemed, and the entire proceeds of the Redemption and (b) such Trust Shares have not been loaned or pledged to another party nor are the subject of a repurchase agreement, securities lending agreement or such other arrangement which would preclude the delivery of such Trust Shares to the Transfer Agent in accordance with the Prospectus or as otherwise required by the Trust.

12.          BENEFICIAL OWNERSHIP. The Participant represents and warrants to the Distributor, the Transfer Agent and the Trust that it does not hold for the account of any single Beneficial Owner of Trust Shares, 80 percent (80%) or more of outstanding Trust Shares so as to cause the Trust to have a basis in the Deposit Securities deposited with the Trust different from the market value of such Deposit Securities on the date of such deposit, pursuant to Section 351 of the Internal Revenue Code of 1986, as amended. The Transfer Agent may request information from the Participant regarding Trust Share ownership to the extent necessary to make a determination regarding ownership of 80 percent (80%) or more of outstanding Trust Shares by a Beneficial Owner as a condition to the acceptance of a Portfolio Deposit.

13.          INDEMNIFICATION. This Section 13 shall survive the termination of this Agreement.

(a)           The Participant hereby agrees to indemnify and hold harmless the Distributor in its capacity as principal underwriter, the Trust, the Transfer Agent, their respective affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each, a “Participant Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees) incurred by such Participant Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement that relates to the Participant; (ii) any failure on the part of the Participant to perform any of its obligations set forth in the Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to its role as Participant, except that the Participant shall not be required to indemnify a Participant Indemnified Party to the extent that such failure was Caused by Participant’s adherence to instructions given or representations made by the Distributor, the Transfer Agent or any Participant Indemnified Party, as applicable; (iv) any breach by the Participant of any representation provided in the Agreement or provided pursuant to Attachment A attached hereto; or (v) actions of such Participant Indemnified Party in reliance upon any instructions issued and reasonably believed by the Distributor or the Transfer Agent, as applicable, to be genuine and to have been given by the Participant except to the extent that the Participant had previously revoked a PIN Number used in giving such instructions or representations (where applicable) and such revocation was given by the Participant and received by the Distributor and the Transfer Agent in accordance with the terms of Section 10 hereto. The Participant and the Distributor understand and agree that the Trust is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust. The foregoing shall not apply to any loss, damage, charge, liability, cost, expense, cause of action, obligation, judgment or fee incurred by such Participant Indemnified Party arising out of Participant Indemnified Party’s gross negligence or reckless or willful acts or omissions or the Participant Indemnified Party’s failure to perform any of its obligations or responsibilities under this Agreement. With respect to (i) through (iii) above, Indemnified Party’s failure to promptly acknowledge Participant’s breach of, failure to perform or failure to comply with, the terms of this Agreement shall not negate the foregoing indemnification.

(b) The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each, a “Distributor Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees) incurred by such Distributor Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any failure oil the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to its role as Distributor of the Funds; (iv) actions of such Distributor Indemnified Party in reliance upon any instructions issued or representations made in accordance with Attachment A (as it may be amended from time to time) reasonably believed by the Participant to be genuine and to have been given by the Distributor; or (v) any untrue statement or alleged untrue statement of a material fact contained in the registration statement of the Trust as originally filed with the Securities and Exchange Commission or in any amendment thereof, or in any prospectus or any statement of additional information, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated(-) therein or necessary to make the statements therein not misleading, in connection with the Participant’s acting in its capacity as an authorized participant. The foregoing shall not apply to any loss, damage, charge, liability, cost, expense, cause of action, obligation, judgment or fee incurred by such Distributor Indemnified Party arising out of Distributor Indemnified Party’s gross negligence or reckless or willful acts or omissions or the Distributor Indemnified Party’s failure to perform any of its obligations or responsibilities under this Agreement. With respect to (i) through (iv) and (vi) above, Distributor Indemnified Party’s failure to promptly acknowledge any omission or untrue statement contained in such promotional material, sales literature, prospectus or registration statement or Distributor’s breach of, failure to perform or failure to comply with, the terms of this Agreement shall not negate the foregoing indemnification.

(c)           No party to this Agreement shall be liable to the other party or to any other person for any damages arising out of mistakes or errors in data provided to such Participant Indemnified Party or Distributor Indemnified Party, as the case may be, by a third party, or out of interruptions or delays of electronic means of communications with the Participant or Distributor Indemnified Parties.

is of doubt, none of the Distributor Indemnified Party or Participant Indemnified Party shall be entitled to receive an amount from any indemnifying party pursuant to this Section 13(d) that is greater than the amount the Distributor Indemnified Party or Participant Indemnified Party would have received under Section 13(a) or 13(b), as applicable, if an indemnity under such Section 13(a) or 13(b), as applicable, was available.

(e)           The Distributor and the Participant agree that it would not be just and equitable if a contribution pursuant to this Section 13 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 13(d) above. The Participant shall not be required to contribute any amount in excess of the difference between (i) the sum of the price (at the time of creation) of each Share created by the Participant and distributed to the public and (ii) the amount of any damages which the Participant has otherwise been required to pay. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The relative fault of the Distributor Indemnified Party or Participant Indemnified Party on the one hand and of the indemnifying party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact (if any) relates to information supplied by the indemnified party or by the Distributor Indemnified Party or Participant Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution agreements contained in this Section 13 (i) shall remain in full force and effect regardless of any investigation made by or on behalf of the Participant, the Distributor, the Trust, any of their partners, stockholders, members, directors, officers, employees, or any person (including each partner, stockholder, member, director, officer or employee of such person) who controls such a person within the meaning of Section 15 of the 1933 Act, and (ii) shall survive any termination of this Agreement.

14.          ACKNOWLEDGMENT. The Participant acknowledges receipt of the Trust’s Prospectus and represents it has reviewed such document and understands the terms thereof. The Distributor agrees to process orders, or cause its agents to process orders, for creation in accordance with the provisions of the Prospectus and this Agreement. The Transfer Agent acknowledges that pursuant to the Transfer Agency Agreement between itself and the Funds it is required to process orders for redemptions in accordance with the provisions of the Prospectus and this Agreement.

15.          NOTICES. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by telex, telegram or facsimile or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to the Transfer Agent shall be given or sent as follows: The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, NY 11217, Attn: ETF Services Group. All notices to the Trust shall be given or sent as follows: PowerShares Actively Managed Exchange-Traded Fund Trust, in care of The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, NY 11217, Attn: ETF Services Group. All notices to the Participant, the Transfer Agent, and the Distributor shall be directed to the address or telephone, facsimile or telex numbers indicated below the signature line of such party, except in the case of communications by the Distributor or Transfer Agent to the Participant during, and as part of, the order creation or redemption process as detailed in Attachment A to this Agreement, especially the Distributor’s or Transfer Agent’s attempt to contact an Authorized Person of the Participant with respect to, among other things, ambiguous instructions, the suspension or cancellation of an order as discussed in Attachment A, Distributor and Transfer Agent agree to contact a representative of the ETF Trading Desk of the Participant.

16.            TERMINATION AND AMENDMENT. This Agreement shall become effective in this form as of the date accepted by the Transfer Agent and may be terminated at any time by any party upon thirty (30) days’ prior notice to the other parties (i) unless earlier terminated by the Transfer Agent in the event of a breach of this Agreement or the procedures described herein by the Participant or (ii) in the event that the Trust is terminated pursuant to the Trust Agreement. This Agreement supersedes any prior agreement between the parties with respect to the subject matter contained herein. Titles and section headings are included solely for convenient reference and are not a part of this Agreement. This Agreement and Attachment A hereto, which is hereby incorporated herein by reference, constitute the entire agreement between the parties regarding the matters contained herein and may be amended or modified only by a written document signed by an authorized representative of each party.

17.          PROSPECTUS. The Distributor will provide to the Participant copies of the then current Prospectus and any printed supplemental information in reasonable quantities upon request. The Participant shall deliver the Prospectus and any printed supplemental information as proscribed by the 1933 Act, as amended, and the applicable rules promulgated thereunder. The Distributor represents, warrants and agrees that it will notify the Participant when a revised, supplemented or amended prospectus for any Shares is available and deliver or otherwise make available to the Participant copies of such revised, supplemented or amended prospectus at such time and in such numbers as to enable the Participant to comply with any obligation it may have to deliver such prospectus to customers. The Distributor will make such revised, supplemented or amended prospectus available to the Participant no later than its effective date. The Distributor shall be deemed to have complied with this Section 17 when the Participant has received such revised, supplemented or amended prospectus by email at [     ], in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter.

18.          NO PROMOTION. Each of the Trust, the Distributor and the Transfer Agent agrees that it will not, without the prior written consent of Participant in each instance, (i) use in advertising, publicity, or otherwise the name of Participant or any affiliate of Participant, or any partner or employee of Participant, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Participant or its affiliates, or (ii) represent, directly or indirectly, that any product or any service provided by the Trust, Distributor or Transfer Agent has been approved or endorsed by Participant. Furthermore, Distributor and Transfer Agent and Participant agree that they will not, without the prior written consent of the other two parties in each such instance disclose the terms of this Agreement, except for use in accordance with this Agreement or to the parties’ respective officers, directors, employees, agents and representatives for use in accordance with this Agreement or as required by any applicable law or regulatory body. This provision shall survive termination or expiration of the Agreement.

19.          COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all shall constitute but one and the same instrument.

20.          GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof. The parties irrevocably submit to the personal jurisdiction and service and venue of any federal or state court within the State of New York having subject matter jurisdiction, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement.

20.          ASSIGNMENT. Neither party may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other party, which shall not be unreasonably withheld; provided, that either party may assign its rights and obligations hereunder (in whole, but not in part) without such consent to an entity acquiring all, or substantially all of its assets or business. Notwithstanding the aforementioned termination provisions, in the event that an entity acquires all or substantially all of Participant’s assets or business, the Distributor or Transfer Agent may elect within a limited period of time not to exceed thirty (30) days from the date upon which such acquisition was publicly announced to immediately terminate this Agreement.

21.          SEVERANCE. If any provision of this Agreement is held by any court pursuant to any Act, Regulation, Rule or decision or by any other governmental or supranational body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and all parties shall remain responsible for all actions or omissions not relating to such provision and the invalidity, illegality or unenforceability of such provisions shall not affect the validity, legality or enforceability of the other provisions of this Agreement, so long as this Agreement, as so modified, continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits, obligations or expectations of the parties to this Agreement.

IN WITNESS WHEREOF, the duly authorized representatives of the below parties hereto have executed this Agreement the effective date of which shall be date of the last dated signature below (the “Effective Date”).

INVESCO AIM DISTRIBUTORS, INC.

BY:

NAME:

TITLE:

Address:	11 Greenway Plaza, Suite 100 Houston, Texas 77046-1173

Telephone:
Facsimilie:

DATE:

With a copy to:

Invesco AIM Distributors, Inc. Attn: General Counsel 11 Greenway Plaza Suite 100 Houston, Texas 77046-1173

[ ],
a Delaware corporation

BY:

NAME:

TITLE:

Address:

Telephone:
Facsimile:

DATE:

THE BANK OF NEW YORK AS TRANSFER AGENT

BY:

NAME:

TITLE:

Address:	2 Hanson Place — 12th Floor
Brooklyn, NY 11217

Telephone:
Facsimile:

DATE:

POWERSHARES ACTIVELY MANAGED EXCHANGE-TRADED FUND TRUST

BY:

NAME:

TITLE:

Address:	301 West Roosevelt Road
Wheaton, Illinois 60187

Telephone:	630.933.9600
Facsimile:	630.933.9699

DATE:

ATTACHMENT A

This document supplements the Trust’s Prospectus, and is an attachment to the Trust Participant Agreement with respect to the procedures to be used by (i) the Distributor and the Transfer Agent in processing an order for the creation of Trust Shares and (ii) the Distributor and the Transfer Agent in processing a request for the redemption of Trust Shares, and (iii) the Participants and the Transfer Agent in delivering or arranging for the delivery of requisite cash payments, Portfolio Deposits or Trust Shares, as the case may be, in connection with the submission of orders for creation or requests for redemption.

A Participant is first required to have signed the Trust Participant Agreement. Upon acceptance of the Trust Participant Agreement by the Distributor and the Transfer Agent, the Transfer Agent will assign a PIN Number to each Authorized Person authorized to act for the Participant. This will allow a Participant through its Authorized Person(s) to place an order with respect to Trust Shares.

TO PLACE AN ORDER FOR CREATION OR REDEMPTION OF TRUST SHARES

1.             Call to Receive a Submission Number. An Authorized Person for the Participant will call the Trust Telephone Representative at (718) 315-4968 or 4970 not later than the closing time of the regular trading session on The New York Stock Exchange (the “NYSE Closing Time”) (ordinarily 4:00 p.m., Eastern time) to receive a Submission Number. In the case of custom orders, the order must be received by the Transfer Agent no later than 3:00 p.m., Eastern time on the trade date. Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN Number) and the terms of the order for creation or request for redemption, the Trust ‘Telephone Representative will issue a unique Submission Number. All orders with respect to the creation or redemption of Trust Shares are required to be in writing and accompanied by the designated Submission Number. Incoming telephone calls are queued and will be handled in the sequence received. The Participant must receive a Submission Number prior to NYSE Closing Time for its order to be processed that Business Day. INCOMING CALLS THAT ARE ATTEMPTED LATER THAN THE NYSE CLOSING TIME WILL NOT BE ACCEPTED.

2.             Assemble the Submission. The Authorized Person submitting an order to create or a request to redeem shall assemble (a) written instructions regarding such creation order or redemption request, (b) the designated Submission Number and (c) transmit such document by facsimile or telex to the Trust Telephone Representative and the Distributor, as applicable, according to the procedures set forth below in subsection 3. The document so transmitted is hereinafter referred to as the “Submission”, and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date”. NOTE THAT THE TELEPHONE CALL IN WHICH THE SUBMISSION NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER OR REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE SUBMISSION.

3.             Transmit the Submission. A Submission Number is only valid for a limited time. The Submission for either creations or redemptions of Trust Shares must be sent by facsimile or telex to the Trust Telephone Representative, as applicable, within I5 minutes of the issuance of the Submission Number. In the event that the Submission is not received within such time period, the Trust Telephone Representative will attempt to contact the Participant to request immediate transmission of the Submission.

(a)           In the case of a Submission for creation, unless the Submission is received by the Trust Telephone Representative upon the earlier of within (i) 15 minutes of contact with the Participant or (ii) 15 minutes after the NYSE Closing Time, the Submission will be deemed invalid.

(b)           In the case of a Submission for redemption, unless such Submission is received by the Trust Telephone Representative within (i) 15 minutes of contact with the Participant or (ii) 15 minutes after the NYSE Closing Time, whichever is earlier, such order for redemption contained therein shall be received in proper form (as described in the Prospectus) by the Transfer Agent on the Business Day following such Transmittal Date in accordance with the procedures set forth below or in the Fund’s Prospectus as the case may be.

4.         Await Receipt of Confirmation.

(a)           Trust’s Clearing Process-Creation Orders. The Transfer Agent shall issue to the Participating Party a confirmation of acceptance of an order to create Trust Shares in Creation Unit size aggregations through the Trust’s Clearing Process within 15 minutes of its receipt of a Submission received in good form. In the event the Participating Party does not receive a timely confirmation from the Transfer Agent, it should contact the Distributor and the Trust Telephone Representative at the business numbers indicated.

(b)           Requests for Redemption. The Transfer Agent shall issue to the DTC Participant an acknowledgment of receipt of an order to redeem Trust Shares in Creation Unit size aggregations within 15 minutes of its receipt of a Submission received in good form. In the event the Participating Party does not receive a timely confirmation from the Transfer Agent, it should contact the Transfer Agent directly at the business number indicated.

In the event the DTC Participant does not receive a timely acknowledgment from the Transfer Agent, it should contact the Transfer Agent directly at the business number indicated.

II.                                   PARTICIPANTS’ RESPONSIBILITY FOR DELIVERING OR EFFECTING THE DELIVERY OF REQUISITE PORTFOLIO DEPOSITS OR TRUST SHARES AND CASH PAYMENTS IN CONNECTION WITH ORDERS FOR CREATION OR REQUESTS FOR REDEMPTION

1               Creation Orders. The DTC Participant notified of acknowledgment of an order to create Trust Shares shall be required, when applicable, to effect a transfer to the Transfer Agent of (a) the requisite Deposit Securities through Euroclear, DTC and/or Fed Book-Entry so as to be received by the Transfer Agent no later than 11:00 a.m. E.S.T. on the next Business Day immediately following the Business Day on which such order is Deemed Received by the Distributor as set forth below in Section IV, in such a way as to replicate the Portfolio Deposit established on the Transmittal Date by the Transfer Agent and (b) the Cash Component, if any, through the Federal Reserve Bank wire system so as to be received by the Transfer Agent by 2:00 p.m. E.S.T. on the next Business Day immediately following the day such order is Deemed Received. If the Transfer Agent does not receive the Deposit Securities by 11:00 a.m. E.S.T. and the Cash Component, if any, by 2:00 p.m. E.S.T. on the Business Day immediately following the day such order is received in proper form (as described in the Prospectus), the creation order contained in such Submission shall be canceled. Upon written notice to the Transfer Agent, the DTC/Euroclear Participant may resubmit such canceled order on the following Business Day using a Portfolio Deposit as newly constituted.

2               Purchase of Creation Unit Aggregations Prior to Receipt of Deposit Securities. In the case of in-kind creations, Creation Unit Aggregations may be created in advance of receipt by the Trust of all or a portion of the applicable Deposit Securities as described below. In these circumstances, the initial deposit will have a value greater than the NAV of the Fund Shares on the date the order is placed in proper form since, in addition to available Deposit Securities, cash must be deposited in an amount equal to the sum of (i) the Cash Component, plus (ii) 115% of the market value of the undelivered Deposit Securities (the “Additional Cash Deposit”). The order shall be deemed to be received on the Business Day on which the order is placed provided that the order is placed in proper form prior to 4:00 p.m., Eastern time, on such date, and federal funds in the appropriate amount are deposited with the Transfer Agent by 11:00 a.m., Eastern time, the following Business Day. If the order is not placed in proper form by 4:00 p.m. or federal funds in the appropriate amount are not received by 11:00 a.m, the next Business Day, then the order may be deemed to be canceled and the Participant shall be liable to the Fund for losses, if any, resulting therefrom. An additional amount of cash shall be required to be deposited with the Trust, pending delivery of the missing Deposit Securities to the extent necessary to maintain the Additional Cash Deposit with the Trust in an amount at least equal to 115% of the daily marked to market value of the missing Deposit Securities.

3.              Redemption Requests. The DTC/Euroclear Participant notified of acknowledgment of a request to redeem Trust Shares shall be required to effect a transfer to the Transfer Agent (a) the requisite number of Trust Shares through DTC or Euroclear no later than the NYSE Closing Time on the Business Day on which such order is Deemed Received by the Transfer Agent and (b) the Cash Redemption Amount, if any, through the Federal Reserve

Bank wire system by no later than 2:00 p.m. E.S.T. on the next Business Day immediately following the Business Day on which such order is Deemed Received by the Transfer Agent.

4.             Creation Orders — Foreign Securities.

Deposit Securities, when applicable, must be delivered to an account maintained at the applicable local sub-custodian of the Trust on or before 11:00 a.m., New York time, on the Contractual Settlement Date (defined below). Participant must also make available on or before the Contractual Settlement Date, by means mutually agreed upon by the Trust and the Participant, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Component next determined after acceptance of an order, together with the applicable Transaction Fee, if any. Any excess funds will be promptly returned to the Participant following settlement of the issue of the Creation Unit of Shares. The “Contractual Settlement Date” is the earlier of (i) the date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to the Trust and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction where any of the securities of the relevant Fund are customarily traded.

A Creation Unit of Shares will not be issued until the transfer of good title to the Trust of the portfolio of Deposit Securities and the payment of the Cash Component and the applicable Transaction Fee have been completed. When the sub-custodian confirms to the Custodian that the required securities included in the Portfolio Deposit (or, when permitted in the sole discretion of the Trust, the cash value thereof) have been delivered to the account of the relevant sub-custodian, which confirmation shall be done promptly after such delivery, the Custodian shall notify the Distributor and Transfer Agent, and the Trust will issue and cause the delivery of the Creation Unit of Shares via DTC.

In the event that Participant is unable to deliver the Deposit Securities because the country does not permit “free delivery of securities” then the Participant shall deliver such amounts of cash in lieu of securities as described in the Fund’s Prospectus.

5.             Redemption Orders — Foreign Securities.

Deliveries of in-kind redemption proceeds generally will be made within three Business Days. Due to holidays in certain countries, delivery to redeeming Participants may take longer than three Business Days after the day on which the Transfer Agent receives the Participant’s redemption order in proper form, but only for such additional time as is necessary to account for the period of time in which the local sub-custodian was unable to make delivery due to the holiday. A redeeming Beneficial Owner or Participant acting on behalf of such Beneficial Owner must maintain appropriate securities broker-dealer, bank or other custody arrangements to which account such in-kind redemption proceeds will be delivered. If neither the redeeming Beneficial Owner nor the Participant acting on behalf of the redeeming Beneficial Owner has appropriate arrangements to take delivery of the Deposit Securities in the applicable jurisdiction and it is not possible to make other such arrangements, or if it is not possible to effect deliveries of the Deposit Securities in such jurisdiction, the Beneficial Owner will be required to receive its redemption proceeds in cash. In such case, the investor will receive a cash payment equal to the net asset value of its Shares less the applicable Transaction Fee.

Arrangements satisfactory to the Trust must be in place for the Participant to transfer Creation Units through DTC on or before the settlement date. Redemptions of Shares for Fund Securities will be subject to compliance with applicable U.S. federal and state securities laws and the Funds (whether or not it otherwise permits cash redemptions) reserve the right to redeem Creation Units for cash to the extent that the Funds could not lawfully deliver specific Fund Securities upon redemptions or could not do so without first registering the Deposit Securities under such laws.

6.             Transaction Fee, In connection with the creation or redemption of Creation Units, the

Transfer Agent shall charge, and the Participant agrees to pay to the Transfer Agent, the Transaction Fee prescribed in the Trust’s prospectus applicable to (i) creations or redemptions or the Transaction Fee and such additional amounts as may be prescribed pursuant to the Trust’s prospectus applicable to creations or redemptions and (ii) creations where the cash equivalent value of one or more Deposit Securities is being deposited in lieu of the inclusion of such Deposit Security in the securities portion of the Portfolio Deposit because the Participant is restricted by regulation or otherwise from investing or engaging in a transaction in such security. Such Transaction Fee and additional amounts, if any, shall be included in the calculation of the Cash Component or Cash Redemption Amount payable or to be received, as the case may be, by the Participant in connection with the creation or redemption order.

III.                              RESPONSIBILITY FOR EFFECTING DELIVERY OF REQUISITE TRUST SHARES OR SECURITIES AND CASH PAYMENTS IN CONNECTION WITH ORDERS FOR CREATION OR REQUESTS FOR REDEMPTION

1.              Creation Orders. After the Transfer Agent has received notification of a Submission from the Participant for a creation order for Trust Shares which has been Deemed Received by the Transfer Agent as set forth below in Section IV, the Transfer Agent shall initiate procedures to transfer the requisite Trust Shares through DTC and the DTC Participant and the Cash Component, if any, through the Federal Reserve Bank wire system so as to be received by the creator no later than on the third (3rd) Business Day following the Business Day on which the Submission is Deemed Received by the Transfer Agent.

2.              Redemption Requests. After the Transfer Agent has received a Submission for a redemption request for Trust Shares and Deemed Received such submission as set forth below in Section lV, the Transfer Agent shall initiate procedures to transfer the requisite securities (or contracts to purchase such securities expected to be delivered within three Business Days) through DTC and the DTC Participant and the Cash Redemption Amount, if any, through the Federal Reserve Bank wire system so as to be received by the Beneficial Owner no later than on the third (3rd) Business Day (or longer for certain foreign countries) following the Business Day on which the Submission is Deemed Received by the Transfer Agent.

IV.                          PROCEDURES BY WIIICH AN ORDER TO CREATE OR A REQUEST TO REDEEM SHALL BE “DEEMED RECEIVED”

1.              Creation Orders. An order to create Trust Shares shall be Deemed Received by the Transfer Agent on the Transmittal Date only if: (a)the Submission containing such order is in proper form, (b) such Submission is received by the Transfer Agent no later than the time on such Transmittal Date as set forth in Section I(3)(a) hereof, (c) when applicable, the requisite number of Deposit Securities is transferred through Euroclear, DTC and/or Fed Book-Entry to the account of the Trust no later than 11:00 a.m. E.S.T. on the Business Day next following the Transmittal Date and (d) the cash equal to the Cash Component, if any, is transferred via the Federal Reserve Bank wire system to the account of the Trust by no later than 2:00 p.m. E.S.T. on the Business Day next following the Transmittal Date. If either the Submission, the requisite Deposit Securities (when applicable) or the cash equal to the Cash Component is not received by the Trustee within the time periods set forth above, such order shall be deemed invalid.

2.              Redemption Requests. A request to redeem Trust Shares shall be Deemed Received by the Transfer Agent on the Transmittal Date only if (a) the Submission containing such request is in proper form, (b) such Submission is received by the Trust no later than the time as set forth in Section I(3)(b) hereof, (c) the requisite number of Trust Shares is transferred via DTC or Euroclear to the account of the Transfer Agent by the NYSE Closing Time on such Transmittal Date and (d) the Cash Redemption Amount owed to the Trust, if any, is received by the Transfer Agent no later than 2:00 p.m. E.ST. of the Business Day next following such Transmittal Date. If either the Submission, the Trust Shares or cash equal to the Cash Redemption Amount, if any, is not received by the Trust within the time periods set forth above, such redemption request shall be Deemed Received by the Transfer Agent on the Business Day on which both the Submission and the requisite number of Trust Shares are delivered to the Transfer Agent within the proper time periods as set forth above; provided that the Cash Redemption Amount, if any, is then paid on the next Business Day within the time period set forth above.

3.              Ambiguous Instructions In the event that a Submission contains terms that differ from the information provided in the telephone call at the time of issuance of the Submission Number, the Trust Telephone Representative will attempt to contact the Participant to request confirmation of the terms of the order. If an Authorized Person confirms the terms as they appear in the Submission then the Submission will be accepted and processed. If an Authorized Person contradicts its terms, the Submission will be deemed invalid, and a corrected

Submission must be received by the Transfer Agent, as applicable, not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 15 minutes after the NYSE Closing Time. If the Trust Telephone Representative is not able to contact an Authorized Person, then the Submission shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that a Submission contains terms that are illegible, the Submission will be deemed invalid and the Trust Telephone Representative will attempt to contact the Participant to request retransmission of the Submission. A corrected Submission must be received by the Transfer Agent, as applicable, not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 15 minutes after the NYSE Closing Time.

4.              Suspension or Rejection of an Order. The Distributor or Transfer Agent reserves the right to suspend a Submission in the event that its acceptance would appear to result in the Participant or a Beneficial Owner owning 80 percent (80%) or more of all outstanding Trust Shares and if pursuant to Section 351 of the Internal Revenue Code of 1986, as amended, such a circumstance would result in the Trust having a basis in the securities deposited different from the market value of such securities on the date of deposit. In such event, the Distributor or the Trust Telephone Representative will attempt to contact an Authorized Person for purposes of confirmation of the fact that with respect to such Participant no Beneficial Owner would own 80 percent (80%) or more of all outstanding Trust Shares upon execution of the Submission or that such a circumstance would not result in the Trust having a basis in the securities deposited different from the market value of such securities on the date of deposit. In the event that

(i)       the Distributor or the Trust Telephone Representative is unable to contact an Authorized Person or

(ii)     the Participant fails to transmit an identical Submission containing a representation and warranty as to such fact, then the Submission shall be deemed invalid.

(iii)     The Trust reserves the absolute right to reject a creation order transmitted to it by the Distributor in respect of a Fund if: (i) the order is not in proper form; (ii) the investor(s), upon obtaining the Fund Shares ordered, would own 80% or more of the currently outstanding shares of any Fund; (iii) the Deposit Securities delivered are not as disseminated for that date by the Custodian, as described above;

(iv)    acceptance of the Deposit Securities would have certain adverse tax consequences to the Fund;

(v)     acceptance of the Fund Deposit would, in the opinion of counsel, be unlawful;

(vi)    acceptance of the Fund Deposit would otherwise, in the discretion of the Trust or the Adviser, have an adverse effect on the Trust or the rights of beneficial owners; or (vii) in the event that circumstances outside the control of the Trust, the Transfer Agent, the Distributor and the Adviser make it for all practical purposes impossible to process creation orders. Examples of such circumstances include acts of God; public service or utility problems such as fires, floods, extreme weather conditions and power outages resulting in telephone, telecopy and computer failures; market conditions or activities causing trading halts; systems failures involving computer or other information systems affecting the Trust, the Adviser, the Distributor, DTC, NSCC, Euroclear, the Transfer Agent, the Custodian or sub-custodian or any other participant in the creation process, and similar extraordinary events. The Transfer Agent shall notify immediately a prospective creator of a Creation Unit and/or the Authorized Participant acting on behalf of such prospective creator of its rejection of the order of such person. The Trust, the Custodian, any sub-custodian and the Distributor are under no duty, however, to give notification of any defects or irregularities in the delivery of Fund Deposits nor shall any of them incur any liability for the failure to give any such notification.

V.      PROCEDURES SPECIFIC TO CUSTOM BASKETS

As fixed income instruments are characterized by minimum and incremental trading lots, the Fund has developed custom creation, redemption and other non-typical baskets (the “Custom Baskets”). Custom Baskets are intended to allow Participants to transact in that Fund and other non-standard baskets using the Custom Basket process. The Custom Basket process allows for cash-in-lieu for certain securities as well as non-typical baskets and broker-to-broker settlements. Baskets will usually be created with constituent security allocations at variance from what is published in NSCC. To ensure proper tracking of the Fund to its benchmark index, Standard Baskets will be compiled and used for index indicative value (“IOPV”) calculation only. The following guidelines must be followed when transacting Custom Baskets:

1.             On or before T-1, the Participant must request a Custom Basket from the Investment Advisor (PowerShares Capital Management LLC) at 212-278-9429 for creations and redemptions. The Investment Advisor must identify the securities to be added to or omitted from the creation or redemption basket (the “Added Issues” or the “Omitted Issues”). In the case of an Omitted Issue, cash in lieu is defined as the Net Asset Value of the Fund times the number of units in one creation block minus the value of the Omitted Issues. Participants will also be responsible for any costs associated with the conversion of cash into the Omitted Issues to be purchased. Participants may request that the Custom Basket be available for creations and redemptions for a one-time transaction, a specific period or indefinitely. The Investment Adviser will advise the Transfer Agent who will review the Custom Basket request and, if approved, will deliver a confirmation back to the Investment Advisor and the Participant. In the event subsequent additions and/or deletions to Added Issues or Omitted Issues are required to change the custom basket already approved, the Investment Advisor is responsible for advising both the Participant and the Transfer Agent. For subscriptions made entirely in cash, Participants must deposit funds by trade date plus 1 day (T+1) for Treasuries, and trade date plus 3 days (T+3) for Municipals, other Government Debt, Preferreds and Corporate debt obligations reflecting the trade settlement cycle for the foregoing.

2.           For Funds holding only securities which clear through NSCC’s Continuous Net Settlement process, on trade date minus I day, prior to the opening of the NYSE, the Fund through Transfer Agent will notify NSCC as to the components of the approved Custom Baskets available that day along with the components of the Standard Basket. Each Custom Basket will be identified by a separate NSCC assigned instruction CUSIP. NSCC will also be advised by the Transfer Agent of Standard Baskets, solely for the purpose of calculating IOPV during the trading hours. For Funds holding securities settled through Euroclear or other foreign depositories, the Transfer Agent will notify Euroclear or a local depository participant, generally a subcustodian of the Transfer Agent, of securities to be received.

3.           On trade date, the Participant will follow the directions regarding placing orders outlined in Attachment A. A Participant wishing to create or redeem a Custom Basket must identify the custom CUSIP on the order form in the blank provided. Participants placing orders for Custom Baskets must note that the cutoff-time to create and redeem a Custom Basket will be 3:00 p.m., Eastern time. Orders for Custom Baskets will not be processed if received by the Transfer Agent after 3:00 p.m., Eastern time.

VI. TELEPHONE, FACSIMILE, AND TELEX NUMBERS

TRUST TELEPHONE REPRESENTATIVE:	TELEPHONE:

FACSIMILE:

TRUSTEE:	TELEPHONE:

FACSIMILE:

PARTICIPANT:	TELEPHONE:

FACSIMILE:

IN WITNESS WHEREOF, the Participant acknowledges that he or she has read the procedures relating to Custom Baskets and agrees to comply with all such procedures. Failure to comply with the Custom Basket procedures will require the transaction to be cancelled.

Participant:

By:

Title:

Address:

Telephone:

Facsimile:

Telex:

Date:
THE BANK OF NEW YORK AS TRANSFER AGENT

By:

Name:

Title:

	Address:	2 Hanson Place — 12th Floor
Brooklyn, NY 11217

[On AP’s Firm Letterhead]

CERTIFICATE OF AUTHORIZED PERSONS

(of Authorized Participant)

The undersigned officer, who is not an Authorized Person,  hereby certifies that (i) he/she is the duly elected and acting                                                 (title) of                                                      (the “Authorized Participant”), and (ii) that the following officers or employees (each an “Authorized Person”) of the Authorized Participant are duly authorized to deliver oral or written instructions to THE BANK OF NEW YORK (“Custodian”) pursuant to the Participant Agreement by and between the Authorized Participant, the Custodian, the Distributor and PowerShares Actively Managed Exchange-Traded Fund Trust, and that the signatures appearing opposite their names are true and correct:

The below shall be the Authorized Participant list of Authorized Persons:

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

This Certificate supersedes any prior certificate of Authorized Persons the Custodian may have on file.  Any updates to the above list of Authorized Persons will be provided by the Authorized Participant as changes occur.

[seal]	By:
Title:

Date:

EXHIBIT B

CERTIFICATE OF AUTHORIZED PERSONS

(The Fund — Oral and written Instructions)

The undersigned hereby certifies that he/she is the duly elected and acting Chairman and CEO of PowerShares Actively Managed Exchange-Traded Fund Trust (the “Trust”), and further certifies that the following officers or employees of the Trust have been duly authorized in conformity with the Trust’s Declaration of Trust and By-Laws to deliver Certificates and Oral Instructions to The Bank of New York as Transfer Agent pursuant to the TRANSFER AGENCY AND SERVICE AGREEMENT between the Trust and Transfer Agent dated March 28, 2008 and that the signatures appearing opposite their names are true and correct:

H. Bruce Bond	President	/s/ H. Bruce Bond

John W. Southard	Managing Director	/s/ John W. Southard

Bruce T. Duncan	Treasurer	/s/ Bruce T. Duncan

This certificate supersedes any certificate of Authorized Persons you may currently have on file.

[ seal ]	By:	/s/ H. Bruce Bond

Date: March 28, 2008	Title:	CEO

EXHIBIT C

FEE SCHEDULE

Fund Accounting and Fund Administration Fees:

Daily Pricing, General Ledger Bookkeeping, Daily Basket Computation and Fund Administration Services (applied as a complex across all funds)

5.0          Basis points annually on the first $1 billion in total gross adjusted assets.

4.0          Basis points annually on the next $1.5 billion in total gross adjusted assets.

3.0          Basis points annually on the next $2.5 billion in total gross adjusted assets.

2.25        Basis points annually on the excess over $5 billion in total gross adjusted assets.

Annual Complex Minimum Fund Accounting and Administration Fee

(a)           The fee will be both calculated and paid monthly on a per fund basis (the “Services Fee”).

(b)           The monthly Services Fee will be the greater of: (i) that amount which is one-twelfth of the sum of the applicable rate described in the above Section (e.g. 3.0 bps) multiplied against the fund’s total gross adjusted assets; or (ii) that amount which one-twelfth of the Annual Minimum Fee per fund as described below in subparagraph (c).

(c)           Each fund is subject to an annual minimum fee (“Annual Minimum Fee”).  The Annual Minimum Fee will be determined in part by a factor of the number of funds.  “Tier 1” shall refer to funds numbered in sequence 1 through 44; “Tier 2” shall refer to funds numbered in sequence 45 through 94: and “Tier 3” shall refer to funds numbered in sequence 94 and above.

Funds in Tier 1 are initially subject to an annual minimum fee of $115,000 (or $9,583.33 per month) per fund.  Funds in Tiers 2 and 3 are subject to a $75,000 per fund annual minimum fee (which is $6,250 per month).  However, for each fund added to Tier 2, the overall Tier 1 annual minimum fee shall be reduced by the sum of $800.  Therefore upon achieving the forty-fifth fund, the annual minimum fee applicable to all funds in Tier 1 is reduced to $114,200.  Upon achieving the forty-sixth fund, the annual minimum fee applicable to all funds in Tier 1 would be then reduced to $113,400.  The pattern of reducing the Tier annual minimum fee will continue until the total number of funds equals 94 at which time all funds in all tiers will be subject to the $75,000 annual minimum fee.

(d)           The number of funds for which BONY is providing fund accounting and fund administration services shall be determined on the last business day of each month.  Adjustments in the monthly accrual for each fund Services Fee will become effective on the first day of the subsequent month.  Each fund will pay the pro rated amount of its Services Fees in arrears.

Out-of-Pocket Expenses

Out-of-Pocket expenses traditionally include, but are not limited to, cost of obtaining prices for security valuations (including manual broker quotes), depository charges related to securities transactions, postage and insurance on physical transfer items, attendance at closings, telecommunication charges, local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees or other unusual expenses which are unique to a country.  These expenses are billed in addition to the above service charges.

Earnings Credit on USD Balances/Interest on Overdrafts:

Earnings credits are provided to the Fund on 100% of the daily available balance in the domestic custodian account after reduction for Federal Reserve requirements, computed at the 90-day T-bill rate on the day of the balance minus

0.50 basis points.  Overdrafts, excluding bank errors, will cause a reduction of earnings credits daily, computed at 200 basis points above the Federal Funds rate on the day of the overdraft.

Fees due the Bank are calculated monthly.  If the earnings credits exceed the bank charges, such excess can be carried forward to the next succeeding month.  However, no earnings credits will be carried forward after calendar year-end.  If a negative amount was computed after considering earnings credits (positive/negative) and bank charges, such negative amounts would be billed monthly.

Billing Cycle:

All fees will be billed on a monthly basis.

Fee Reduction:

A fee reduction of approximately $1.2 million per year will be applied to Invesco US accounts over a five year period effective June 1, 2009.  Each year the portion of the total $1.2 million that is to be allocated to the PowerShares Funds will be determined based on the fees paid for the prior year for safekeeping and fund accounting/admin fees as a percentage of total fees paid by Invesco for PowerShares and other products also receiving some of the fee reduction.  Reductions for PowerShares are as follows:

Year	Dollar Discount Applied	Percentage Discount Applied
2009	$912,000	76%
2010	To be determined
2011	To be determined
2012	To be determined
2013	To be determined

Accepted:	Accepted

/s/ Andrew Pfeifer	/s/ Bruce T. Duncan
By: Andrew Pfeifer	By: Bruce T. Duncan
The Bank of New York	PowerShares Exchange-Traded Fund Trust
PowerShares Exchange-Traded Fund Trust II
PowerShares Actively Managed Exchange-
Traded Fund Trust

Date: July 7, 2009	Date: June 30, 2009

AMENDMENT TO EXHIBIT D

SCHEDULE OF SERIES

The undersigned hereby certifies that he is an authorized signer of the PowerShares Actively Managed Exchange-Traded Fund Trust (the “Trust”), and the following funds are included under the Transfer Agency Agreement dated the 28th day of March, 2008, and amended September 13, 2012 and December 18, 2012, by and between the Trust and the Bank of New York Mellon.

September 243, 2012

1.              PowerShares Active U.S. Real Estate Fund

2.              PowerShares S&P 500® Downside Hedged Portfolio

3.              PowerShares China A-Share Portfolio

POWERSHARES ACTIVELY MANAGED TRUST

By:	/s/ Andrew Schlossberg
(signature)
Andrew Schlossberg
(name)
President
(title)

THE BANK OF NEW YORK MELLON

By:	/s/ Thomas Porrazzo
(signature)
Thomas Porrazzo
(name)
Managing Director
(title)